UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Discovery Communications, Inc.

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March 24, 2010

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on May 5, 2010 at our corporate headquarters building at One Discovery Place, Silver Spring, Maryland 20910.

If you hold shares of Series A or Series B common stock or Series A convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the proposals listed as Items 1 and 2 in the Notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company and I look forward to seeing you at the annual meeting.

Sincerely,

John S. Hendricks

Founder and Chairman of the Board

Discovery Communications, Inc.

DISCOVERY COMMUNICATIONS, INC.

a Delaware Company

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Communications Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2010 Annual Meeting of Stockholders of Discovery Communications, Inc. to be held at our offices at One Discovery Place, Silver Spring, Maryland, on May 5, 2010 at 10:00 a.m., local time, for the following purposes:

1. To elect six directors, three of whom will be elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three of whom will be elected by the holders of shares of our Series A convertible preferred stock voting separately as a class.

2. To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The stockholders will also act on any other business that may properly come before the meeting or any adjournments thereof.

The close of business on March 11, 2010 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A convertible preferred stock entitled to notice of and to vote at the annual meeting and any adjournment thereof. For a period of at least ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at One Discovery Place, Silver Spring, Maryland.

By Order of the Board of Directors,

Joseph A. LaSala, Jr.

Senior Executive Vice President, General Counsel and Secretary

March 24, 2010

2010 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Q:    Who is soliciting my vote?

A:    The Discovery Communications, Inc. Board of Directors is soliciting your vote on proposals being submitted to our Annual Meeting of Stockholders to be held on May 5, 2010.

Q:    What is the Notice of Internet Availability of Proxy Materials?

A:    In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about March 24, 2010 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2010 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Form 10-K will be made available at www.proxyvote.com. This website will also provide stockholders of Series A and Series B common stock and Series A convertible preferred stock (“Series A preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how you may request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A preferred stock, the proxy card or voting instruction card.

Q:    What matters will be voted on at the Annual Meeting?

A:    The principal business of the meeting will be the following matters:

•

the election of three Class II directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three directors by the holders of our Series A preferred stock, voting separately as a class; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

We will also transact such other business as may properly be presented at the meeting or at any postponements or adjournments of the meeting. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:    The close of business on March 11, 2010 was the record date for determining the holders of our Series A and Series B common stock and Series A preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of Series A and Series B common stock and Series A preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C convertible preferred stock (“Series C preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q:    How many shares can vote at the Annual Meeting?

A:    As of March 11, 2010, we had outstanding 135,458,110 shares of Series A common stock, with each of those shares being entitled to one vote, 6,589,084 shares of Series B common stock, with each of those shares being entitled to 10 votes and 141,711,647 shares of Series C common stock, which are not entitled to vote. We also had outstanding 71,107,312 shares of Series A preferred stock, with each of those shares being entitled to one vote and 71,107,312 shares of Series C preferred stock, which are not entitled to vote.

Q:    How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A:    With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three directors at the meeting will constitute a quorum for purposes of this class vote and (b) the Series A preferred stock entitled to a separate class vote on three directors at the meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class will constitute a quorum for the combined class votes on Proposal 2.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:    What vote is required to elect directors?

A:    With respect to Proposal 1, three directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holders of our Series A preferred stock, voting separately as a class. In each separate class vote, the directors will be elected by each receiving a plurality of the votes cast by the holders of the outstanding shares of Series A common stock and Series B common stock, voting together, and the Series A preferred stock, as applicable, present in person or by proxy and entitled to vote.

•	If you submitted a proxy card on which you indicated that you abstain from voting, it will have no effect on the election of directors.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

Q:    What vote is required to ratify the selection of the independent registered public accounting firm?

A:    The affirmative vote of the holders of a majority of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote is required to ratify Proposal 2.

•

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” the ratification of the selection of the independent registered public accounting firm.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the ratification proposal.

Q:    How can I vote my shares at the Annual Meeting?

A:    If you are a holder of Series A or Series B common stock or Series A preferred stock, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 4, 2010. If you are located in the United States or Canada and are a stockholder of record, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares by Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1 and 2.

While we encourage holders of Series A and Series B common stock and Series A preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A preferred stock.

Q:    If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A:    If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted on the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on the election of directors proposal.

Q:    May I change my vote after returning a proxy card or voting by telephone or over the Internet?

A:    Yes. Before your proxy is voted at the Annual Meeting, you may change your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    How do I obtain admission to the Annual Meeting?

A:    Stockholders of record on the record date will be admitted to the meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery Communications, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors. The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at www.discoverycommunications.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

The Board periodically reviews and will update the Guidelines as needed. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board of Directors be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board of Directors’ judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Discovery’s Board of Directors has determined that Robert R. Beck, Paul A. Gould, Lawrence S. Kramer, Robert J. Miron, Steven A. Miron, M. LaVoy Robison and J. David Wargo are independent directors.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that Lawrence S. Kramer, M. LaVoy Robison and J. David Wargo are independent for purposes of Rule 10A-3.

Board Leadership Structure

Discovery separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. As executed through the creative vision and innovative spirit of John Hendricks, our Founder and Chairman, and dynamic leadership of David Zaslav, our CEO, we feel that this structure is appropriate for Discovery.

Code of Conduct

We have a Code of Business Conduct and Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved this Code in September 2008 and reviews it regularly. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at www.discoverycommunications.com. Printed copies of the Code are also available upon request to the Corporate Secretary at the address specified below, under “—Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board of Directors has established an Audit Committee, whose members are Messrs. Robison (Chair), Kramer and Wargo. The Board of Directors has determined that M. LaVoy Robison is an “Audit Committee Financial Expert” as defined under SEC rules. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

•	appointing or replacing our independent registered public accounting firm;

•	reviewing and approving in advance the scope of and fees for our annual audit and reviewing the results of our audits with our independent registered public accounting firm;

•	reviewing and approving in advance the scope of and the fees for non-audit services of our independent registered public accounting firm;

•

reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•

overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly reports of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a letter from our independent registered public accounting firm addressing internal control; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

•

overseeing the implementation and maintenance of an internal audit function; discussing with our independent registered public accounting firm and management the internal audit function’s responsibilities, budget and staff; periodically reviewing with our independent registered public accounting firm the results and findings of the internal audit function and coordinating with management to ensure that the issues associated with such results and findings are addressed;

•	reviewing and overseeing compliance with, and establishing procedures for the treatment of alleged violations of the Code; and

•	preparing a report for the annual proxy statement, which is included on page 18 of this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.discoverycommunications.com.

Compensation Committee

The Board of Directors has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck and Gould. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation for non-employee directors for their service on the Board and its committees;

•	overseeing the employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 20 of this Proxy Statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 19 of this Proxy Statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and approves the same, with the exception of equity awards and awards under the Incentive Compensation Plan, which are approved by the Equity Compensation Subcommittee, as discussed below.

Because Mr. R. Miron’s son-in-law is one of our employees, Mr. R. Miron cannot be deemed a “non-employee director” under the SEC’s rules, which provide certain exemptions from Section 16 of the Exchange Act of 1934 for equity awards approved by a committee composed entirely of non-employee directors. In order to have the equity-based compensation paid to our executive officers approved by a committee composed entirely of non-employee directors, the Compensation Committee established the Equity Compensation Subcommittee (the “Subcommittee”). The Subcommittee was established for the purpose of administering equity and equity-related awards and its members are Messrs. Gould (Chair) and Beck.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at www.discoverycommunications.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Discovery Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Wargo (Chair), Gould, Kramer, S. Miron and Robison. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee’s primary functions are:

•

to oversee corporate governance matters generally, including reviewing and recommending changes in our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its other committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

Discovery’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at www.discoverycommunications.com.

Executive Committee

The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. The Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Articles of Incorporation or Bylaws or approve offerings of our capital stock, for example. The members of the Executive Committee are Messrs. Hendricks (Chair), Robert R. Bennett, John C. Malone, R. Miron and Zaslav.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2009, there were 10 meetings of Discovery’s Board of Directors, 15 meetings of Discovery’s Compensation Committee, 15 meetings of Discovery’s Equity Compensation Subcommittee, 6 meetings of Discovery’s Audit Committee, 6 meetings of Discovery’s Nominating and Corporate Governance Committee and one meeting of Discovery’s Executive Committee.

Director Attendance at Board and Annual Meetings

Each director of Discovery attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he served. Discovery’s Board of Directors encourages all members of the Board to attend each annual meeting of the Company’s stockholders. All directors attended Discovery’s last annual meeting in May 2009.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 12, 2010. We have not received any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

•

should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•

should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•

shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

•	shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of Nasdaq.

Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to Discovery’s Board of Directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910. Communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following table shows the cash and equity compensation levels that were in effect in 2009 and that remain in effect currently.

2009 Discovery Non-Employee Director Compensation Levels

Board Service
Cash Compensation
Annual Retainer	$55,000
Per Meeting fee:
Board meetings in excess of 7 annually; in-person	$1,500
Board meetings in excess of 7 annually; telephonic	$750
Initial and Annual Equity Compensation
RSUs	$40,000
Stock Options	$40,000

Committee Service (cash)
Annual Retainer for Audit and Compensation Committees	$10,000
Annual Retainer for Nominating and Corporate Governance Committee	$5,000
Annual Retainer for Equity Compensation Subcommittee	$5,000
Annual Retainer for Audit and Compensation Committee Chairs	$10,000
Annual Retainer for Nominating and Corporate Governance Committee Chair	$5,000
Per Meeting fee (Audit and Compensation Committee meetings in excess of 7 annually, Nominating and Corporate Governance Committee in excess of 3 annually):
In-person	$1,500
Telephonic	$750

Cash Compensation. Cash compensation for non-employee directors consists of annual retainers and meeting fees. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the annual meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting will be prorated based on the quarter in which they join the Board. Non-employee directors also are reimbursed for reasonable out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan (the “Directors’ Plan”). The Board determined for 2009 that the equity awards to directors should consist of stock options and restricted stock units (“RSUs”) of Series A common stock equally. Annual equity grants are made on the date of the annual meeting. The exercise price of options granted to our non-employee directors is equal to the fair market value of a share of our Series A common stock on the date of the grant. The number of Series A common stock options is calculated by dividing the dollar amount of the award by the Black-Scholes value of options for our Series A common stock on the day before the grant date.

This may result in the Black-Scholes value of the grant being slightly different from the target value of the grants. The number of RSUs is calculated by dividing the dollar amount of the award by the fair market value of our Series A common stock on the grant date. Both stock options and RSUs will vest 100% on the date of the annual meeting of stockholders following the grant date. Neither the RSUs nor the stock options granted to our directors include the right to receive dividends.

The following table summarizes the 2009 compensation provided to all persons who served as non-employee directors during 2009.

2009 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
R. Beck	$75,250	$40,500	$39,877	$155,627
R. Bennett	56,500	40,500	39,877	136,877
P. Gould	82,500	40,500	39,877	162,877
L. Kramer	73,750	40,500	39,877	154,127
J. Malone	56,500	40,500	39,877	136,877
R. Miron	80,250	40,500	39,877	160,627
S. Miron	63,750	40,500	39,877	144,127
M. L. Robison	82,250	40,500	39,877	162,627
J. D. Wargo	78,750	40,500	39,877	159,127

(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2009 was $364,500 and the grant date fair value of the stock option awards made to all non-employee directors in 2009 was $358,896. At December 31, 2009, the following directors held vested stock options:

Name	Series A common stock options	Series C common stock options
R. Beck	4,900	0
R. Bennett	122,132	117,232
P. Gould	19,435	14,535
L. Kramer	4,900	0
J. Malone	4,900	0
R. Miron	4,900	0
S. Miron	4,900	0
M. L. Robison	18,909	14,009
J. D. Wargo	16,926	12,026

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of eight common stock directors, divided among three classes, and three preferred stock directors. Our Class I directors, who were reelected at the 2009 annual meeting for a term that will expire in 2012, are Robert R. Beck and J. David Wargo. Our Class II directors, whose terms will expire at the Annual Meeting and are being nominated for reelection for a term that will expire in 2013, are Paul A. Gould, John S. Hendricks and M. LaVoy Robison. Our Class III directors, whose terms will expire at our annual meeting of stockholders in 2011, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. Our bylaws provide that the number of directors will be reduced by one upon the resignation, removal or disqualification of John Hendricks from our Board of Directors.

Our Board of Directors also includes three preferred stock directors, Lawrence S. Kramer, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Holders of our Series A preferred stock will vote on the election of each of the preferred stock directors, but will not vote on the election of any common stock director. At each annual meeting of stockholders, the successors of the preferred stock directors will be elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Six directors will be elected at the meeting. Three of the directors will be voted upon and elected by the holders of shares of Series A common stock and Series B common stock, voting together as a class. Three of the directors will be voted upon and elected by the holders of shares of Series A preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this Proxy Statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the meeting. Each member of our Board of Directors, nominees and continuing members alike, possess skills and experience which make them an important component of the Board as a whole. While it is consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class II Directors with Terms Expiring in 2013

Paul A. Gould Born September 27, 1945	A common stock director of Discovery since September 2008. Mr. Gould served as a director of Discovery Holding Company (“DHC”), our predecessor company, from May 2005 until the completion of the transaction in which we became a public company (the “Transaction”) in September 2008. Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance gained during his long tenure at Allen & Company Incorporated, an investment banking services company, since 1972, including service as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould is a director of The DirecTV Group, Inc., Ampco-Pittsburgh Corporation and Liberty Global, Inc (“Liberty Global”). In 2009, Mr. Gould retired as director of Liberty Media Company (“Liberty”).

John S. Hendricks Born March 29, 1952	A common stock director of Discovery since September 2008. Mr. Hendricks is the Founder of Discovery and has served as Chairman of Discovery since September 1982. Mr. Hendricks served as Chief Executive Officer of Discovery from September 1982 to June 2004; and Interim Chief Executive Officer of Discovery from December 2006 to January 2007. As our Founder, Mr. Hendricks has guided Discovery since our formation and brings a unique perspective to discussions of our business. Mr. Hendricks served on the board of directors of TiVo Inc. from 1999 to 2004.

M. LaVoy Robison Born September 6, 1935	A common stock director of Discovery since September 2008. Mr. Robison served as a director of DHC from May 2005 to September 2008. Mr. Robison has extensive knowledge of corporate accounting and audit procedure gained through over 35 years of service with the firm of Peat Marwick Mitchell (now KPMG), including over 25 years as a partner and several years as one of the firm’s SEC reviewing partners. Mr. Robison has been executive director and a board member of The Anschutz Foundation, a private foundation, since January 1998. Mr. Robison is a director of Liberty.

Director Nominees for Election by Holders of Series A Preferred Stock

Lawrence S. Kramer Born April 24, 1950	A preferred stock director of Discovery since September 2008, Mr. Kramer is an adjunct professor at Syracuse University and served as senior advisor at Polaris Venture Partners, a national venture capital firm, from July 2007 to January 2009. Mr. Kramer brings to the Board his considerable experience in the management of media companies. From March 2005 to November 2006, Mr. Kramer served as the first president of CBS Digital Media, a division of CBS Television Network (“CBS”). From November 2006 to March 2008, Mr. Kramer held a consulting role at CBS. Prior to joining CBS, Mr. Kramer was Chairman and CEO of Marketwatch, Inc., a financial news business. Mr. Kramer is a director of

Answers Corporation. Mr. Kramer served on the Board of Directors of Xinhua Finance Media Ltd. (now known as Xinhua Sports and Entertainment Ltd.) from 2007 to 2009.

Robert J. Miron Born July 7, 1937	A preferred stock director of Discovery since September 2008. Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. He has served as Chairman of Advance/Newhouse Communications and Bright House Networks, LLC (“Bright House”) since July 2002. Also, Mr. Miron served as Chief Executive Officer of Advance/Newhouse Communications and Bright House from July 2002 to May 2008 and as President of Advance/Newhouse Communications and Bright House from April 1995 to July 2002. Mr. Miron served as President of Newhouse Broadcasting Corporation from October 1986 to April 1995.

Steven A. Miron. Born April 24, 1966	A preferred stock director of Discovery since September 2008. Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of this industry. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse Communications and Bright House since May 2008. He also served as President of Advance/ Newhouse Communications and Bright House from July 2002 to May 2008.

Common Stock Directors:

Class I Directors with Terms Expiring in 2012

Robert R. Beck Born July 2, 1940	A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

J. David Wargo Born October 1, 1953	A common stock director of Discovery since September 2008. Mr. Wargo served as a director of DHC from May 2005 to September 2008. Mr. Wargo’s expertise in public company financing is the result of over 30 years as a securities analyst. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Strayer Education, Inc. and Liberty Global. Mr. Wargo served on the board of OpenTV Corp. from 2002 to 2007.

Class III Directors with Terms Expiring in 2011

Robert R. Bennett Born April 19, 1958	A common stock director of Discovery since September 2008. Mr. Bennett served as President of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Mr. Bennett has almost twenty years of executive management experience in the cable television industry. Mr. Bennett has served as President of Liberty from April 1997 to February 2006 and as Chief Executive Officer of Liberty from April 1997 to August 2005. Mr. Bennett held various executive positions with Liberty since its inception in 1990. Mr. Bennett is a director of Liberty, Sprint Nextel Corporation and Ascent Media Corporation.

John C. Malone Born March 7, 1941	A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Over the last 30 years, Mr. Malone has played a central role in the cable television industry. Mr. Malone has served as Chairman of the Board and a director of Liberty since 1990. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1999. Mr. Malone is Chairman of the Board of Liberty Global and The DirecTV Group, Inc.; and a director of IAC/InterActiveCorp, Expedia, Inc., Ascent Media Corporation, Sirius XM Radio Inc. and Live Nation Entertainment, Inc.

David M. Zaslav Born January 15, 1960	President, Chief Executive Officer and a common stock director of Discovery since September 2008. Mr. Zaslav has served as President and Chief Executive Officer of Discovery since January 2007. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc., a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav sets our goals and strategies and adds his views as a member of our management team to the Board’s deliberations. Mr. Zaslav is a director of TiVo Inc.

Except for Steven A. Miron being the son of Robert J. Miron, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As provided in its charter, the Audit Committee selects our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and has selected them as our independent registered public accounting firm for fiscal 2010. You are requested to ratify the Audit Committee’s appointment of PricewaterhouseCoopers. Representatives of PricewaterhouseCoopers will be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the annual meeting to ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2010. A majority of the votes cast at the annual meeting on this proposal is required for ratification.

Even if the selection of PricewaterhouseCoopers is ratified, the Audit Committee of Discovery’s board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Discovery’s Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the selection of PricewaterhouseCoopers, the Audit Committee will consider it as a direction to select another independent registered public accounting firm for the year ending December 31, 2010.

The Discovery Board of Directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers as Discovery’s independent registered public accounting firm for the year ending December 31, 2010.

Description of Fees

	2009	2008
Audit fees(1)	$3,750,000	$3,682,000
Audit-related fees(2)	59,000	912,000
Tax fees(3)	606,000	518,000
Other fees(4)	60,000	—

Total fees	$4,475,000	$5,112,000

(1)	Audit fees include fees relating to the audit of the financial statements of Discovery and statutory audits for Discovery’s foreign subsidiaries.

(2)	In 2009, audit-related fees include audits of financial statements of certain employee benefit plans and research and analytical tools. In 2008, audit-related fees include fees incurred in preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and audits of financial statements of certain employee benefit plans.

(3)	Tax fees consisted of tax compliance and consultations regarding the tax implications of certain transactions. Tax compliance services, which relate to preparation of tax returns and claims for refunds, accounted for approximately $90,000 of the total fees billed in 2009 and $41,000 of the total fees billed in 2008. Tax consultation services relate to assistance with tax audits and tax advice related to acquisitions and structure.

(4)	Other fees consisted of advisory support provided to a foreign subsidiary in connection with business licensing.

Discovery’s Audit Committee has considered whether the provision of services by PricewaterhouseCoopers to Discovery other than auditing is compatible with PricewaterhouseCoopers maintaining its independence and believes that the provision of such other services is compatible with PricewaterhouseCoopers maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries, (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents) and (iii) consultations with management as to accounting or reporting of transactions;

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements and (v) closing balance sheet audits related to dispositions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PricewaterhouseCoopers in 2009 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery Communications, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Audit Committee.” PricewaterhouseCoopers, Discovery’s registered public accounting firm for 2009, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PricewaterhouseCoopers various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with PricewaterhouseCoopers their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 22, 2010 with the SEC.

Submitted by the Members of the Audit Committee:

M. LaVoy Robison, Chairman

Lawrence Kramer

J. David Wargo

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chairman

Robert R. Beck

Paul A. Gould

REPORT OF THE EQUITY COMPENSATION SUBCOMMITTEE

OF THE COMPENSATION COMMITTEE

The Equity Compensation Subcommittee of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted by the members of the Equity Compensation Subcommittee of the Compensation Committee of the Board.

Paul A. Gould, Chairman

Robert R. Beck

COMPENSATION DISCUSSION AND ANALYSIS

Discovery is a leading global media and entertainment, with global operations that support our mission to empower people to explore their world and satisfy their curiosity. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. This section sets forth the information for, and an analysis and discussion of, compensation paid by our Company to:

•	David M. Zaslav, President and Chief Executive Officer;

•	Bradley E. Singer, Senior Executive Vice President and Chief Financial Officer;

•	John S. Hendricks, Founder and Chairman of the Board;

•	Mark Hollinger, Chief Operating Officer; and

•	Bruce L. Campbell, President, Digital Media & Corporate Development.

Messrs. Hendricks, Campbell and Hollinger were our three most highly compensated executive officers for 2009, other than our CEO and CFO, calculated in accordance with the rules of the SEC. These three individuals, together with Mr. Zaslav, our CEO, and Mr. Singer, our CFO, are our Named Executive Officers and are referred to collectively herein as our “NEOs.”

Objectives and Principles

The compensation program for the NEOs is designed to offer short-term and long-term incentive compensation programs that meet the following objectives:

•	attract and retain a high-performing executive management team who will help us attain our strategic objectives and build long-term company value;

•

reinforce key corporate financial, strategic, and operating goals, including the goal of quality programming that is consistent with our brand, and where applicable, line of business goals, as well as individual objectives in support of these qualitative and quantitative goals through variable performance-based pay; and

•	align the interests of management with our stockholders using equity and equity-type incentive awards.

We follow the principles of competitive compensation and pay for performance in designing our executive compensation programs:

•

Competitive Compensation. We believe that our executive compensation program should provide compensation to the NEOs that is competitive with the compensation paid to similarly situated employees of companies in our peer group (as discussed below). We expect above-median performance from the Company’s senior executives and our programs are designed to deliver above-median competitive total compensation if our executives deliver above-median performance.

•

“Pay for Performance” Philosophy. We believe our compensation program should align the interests of the NEOs with our interests and those of our stockholders by strengthening the link between pay and Company and individual performance.

Role of the Compensation Committee

Our Compensation Committee sets our executive compensation philosophy, objectives and principles. The Compensation Committee determines the amounts and elements of compensation for our NEOs, other executive officers and certain other key employees, subject to the terms of any applicable employment agreements and, with respect to the NEOs other than the CEO and the Founder, in consultation with the CEO. The Committee seeks to align its compensation decisions with our executive compensation objectives and principles and operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, www.discoverycommunications.com. As set forth in the charter, the Committee’s responsibilities include developing, reviewing and approving our compensation philosophy; reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, our NEOs and other executive officers, as well as other key employees as deemed appropriate by the Committee; and administering incentive-compensation plans and equity-based plans, including making and modifying grants under these plans. The Committee also approves the annual quantitative and qualitative goals for the CEO, Mr. Zaslav, and our Founder, Mr. Hendricks. The Committee has created the Equity Compensation Subcommittee (the “Subcommittee”), comprised of two independent directors, and has delegated to the Subcommittee the authority to make and modify awards under the Discovery Communications, Inc. 2005 Incentive Plan (the “Stock Plan”) and to determine and confirm performance-based compensation for our executive officers when the compensation is intended to be excluded from the deduction limit we describe in “—Tax Deductibility of Executive Compensation” below.

Relationship with and Role of the Compensation Consultant

The Compensation Committee has engaged the services of an independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. The compensation consultant is retained directly by, and reports to, the Compensation Committee. In the course of providing services to the Compensation Committee, however, Semler Brossy also regularly works with management to implement the Compensation Committee’s directives and support its overall responsibilities. Semler Brossy attended all of the Compensation Committee meetings and assisted the Compensation Committee by, among other services:

•

assisting in a peer group and competitive benchmarking process and analysis for executive officers and other senior executives used in the February 2010 annual salary review, bonus and long-term incentive decisions;

•	helping to design the tally sheets and other analytical tools used by the Compensation Committee in making these decisions;

•	assisting in development of 162(m)-compliant bonus and long-term incentive designs;

•	advising the Compensation Committee on new long-term incentive and annual cash bonus designs, including market practices, executive compensation trends, performance measures and goal setting;

•	reviewing the Compensation Discussion and Analysis; and

•	advising on employee equity grants, executive employment agreements and other executive compensation matters.

Semler Brossy does not provide services to Discovery other than its services to the Compensation Committee.

Elements of Compensation

Compensation for our executives includes three components, which make up the total direct compensation for each NEO:

•	Base salary;

•	Annual cash bonus awards; and

•	Long-term incentive compensation.

We provide base salaries that we believe are competitive to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities for the NEOs, including, for example, the target amount for each NEO’s annual cash bonus. Base salaries are more fully described in “—2009 Compensation Decisions—Base Salary,” below.

We believe that delivering a substantial portion of an executive’s total direct compensation in annual cash bonus awards that are aligned to the Company’s annual financial performance and individual performance helps to focus our executives on our operational performance. Annual cash bonus awards are more fully described in “—2009 Compensation Decisions—Annual Cash Bonus Awards,” below.

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2009, we made long-term equity or equity-type awards to each of the NEOs, which we believe serve to focus their attention on increasing the Company’s value over time. Long-term incentive compensation programs are more fully described in “—2009 Compensation Decisions—Long-Term Incentive Compensation,” below.

Our Company uses a number of programs, discussed in more detail below, to deliver the annual cash bonus award and long-term incentive compensation elements. For Messrs. Zaslav and Hendricks, who report to the Board, the annual cash bonus awards are based on achievement of annual goals set by the Compensation Committee. For the remaining NEOs, the annual cash bonus award is calculated with reference to our Incentive Compensation Plan (“ICP”), the annual cash bonus plan that applies broadly to our employees and is based on achievement of Company financial metrics that are approved by the Compensation Committee as well as individual performance. As required by Mr. Zaslav’s employment agreement, long-term incentive compensation for 2009 is in the form of equity-type awards under the Discovery Appreciation Plan (“DAP”), which pays out based on increases in our Series A common stock price on specified dates. The long-term incentives for the other NEOs in 2009 are in the form of non-qualified stock options under the Stock Plan.

Consistent with our pay for performance philosophy, the total compensation mix for the NEOs during 2009, as well as the target compensation for 2010, is designed to have the majority of compensation be performance-based in the form of awards under our equity and equity-type long-term incentive programs and the annual cash bonus award. The Compensation Committee believes that the delivery of these compensation elements to the NEOs effectively aligns their interests with achievement of our financial goals and the creation of long-term value for our stockholders, and that the design of these plans does not encourage excessive risk-taking.

Compensation Decisions—Framework

The Compensation Committee and Subcommittee generally make decisions in the first 90 days of the calendar year regarding adjustments to base salary, annual cash bonus payouts and equity awards for our senior executives. Early in the year, the Compensation Committee participates in our Organization Talent Review, which includes a review by the CEO of the overall performance of our senior executives other than the Founder and the CEO. The Compensation Committee also reviews at this time a self-assessment of annual performance prepared by each of the NEOs and, for executives other than the CEO and the Founder, a narrative prepared by the CEO summarizing the CEO’s view of the executive’s general performance and accomplishments for the year, as well as a recommendation for any salary adjustment, annual cash bonus payout and equity awards. The Compensation Committee also reviews tally sheets that include current and historical compensation and a summary of employment agreement terms, as well as competitive data. With respect to Messrs. Zaslav and Hendricks, the Board also provides input. In accordance with the terms of Mr. Zaslav’s employment agreement, the Board determines the level of achievement of Mr. Zaslav’s annual goals based on qualitative measures.

This process culminates in compensation decisions for the NEOs in February and March of each year that are based on the following factors, designed to align the compensation actions with our compensation principles and objectives:

•	The CEO’s recommendation (in the case of the NEOs other than the CEO and the Founder);

•	Market data from the Company’s peer group;

•	A “tally sheet” for each NEO that includes current and historical compensation and employment agreement terms;

•	Any relevant employment contract requirements;

•	The evaluation of each NEO’s annual performance; and

•

With respect to the determination of the annual cash bonus for Messrs. Zaslav and Hendricks, achievement of annual goals that are set by the Compensation Committee each year, and the Board’s assessment of the achievement of those goals that are qualitative in nature.

The factors above are considered as a whole, with no specific weight given to a particular factor or factors. Factors within each compensation element may be weighted, as discussed below (e.g., weighting of qualitative and quantitative measures used in determining the annual cash bonuses for Messrs. Zaslav and Hendricks).

Role of the CEO in Compensation Decisions

The CEO plays a significant role in recommending compensation decisions for our NEOs other than the CEO and the Founder. The CEO makes recommendations to the Compensation Committee and Subcommittee as to any change to annual base salary, annual cash bonus target, long-term incentive equity award and the performance-based “individual multiplier” that is applied to the calculation of the annual cash bonus award (the administration and metrics of these programs are discussed in more detail below). The CEO’s recommendations are based on his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance, the performance of the overall Company and the department or group that the executive leads, the executive’s compensation relative to our other executives (internal equity), the executive’s compensation relative to executives in similar roles in the companies in our peer group (external competitiveness), our overall approach to compensation for employees for the year and contractual obligations under any applicable employment agreement.

Peer Group Analysis

The Compensation Committee reviews competitive data from a group of peer companies in making compensation decisions for our executives. The Compensation Committee was formed in September 2008 at the time we became a public company. At the end of 2008, in preparation for the decisions on March 2009 salary adjustments and bonus payments, the Compensation Committee undertook a formal assessment of information about compensation for executives in similar positions at other companies in our industry. The Compensation Committee determined that there was not a directly comparable peer group because many of our peers are larger networks or companies with telecommunications or cable provider business units. With the assistance of Semler Brossy, the Compensation Committee did, however, identify a peer group of 17 publicly-traded media and entertainment companies against which to assess NEO compensation (the “2009 peer group”). Semler Brossy reviewed companies with business models similar to ours, and also reviewed their revenues, cash flow, market capitalization and enterprise value. The Compensation Committee determined that there was very limited information against which to compare the compensation of Mr. Hendricks, because of his unique role as a Founder and Chairman, who was not acting as the CEO, and accordingly decided that there were not comparable positions against which to compare Mr. Hendricks’ compensation.

The 17 companies in the 2009 peer group were:

Cablevision Systems Corporation

CBS Corporation

Comcast Corporation

Liberty Media Corporation

News Corporation

Scripps Networks Interactive, Inc.

Time Warner Inc.

The DirectTV Group, Inc.

DISH Network Corporation

Dreamworks Animation SKG Inc.

IAC/InterActiveCorp

Lions Gate Entertainment Corp

Sirius XM Radio Inc.

The Walt Disney Company

Time Warner Cable, Inc.

Viacom Inc.

Warner Music Group Corp.

The Compensation Committee also reviewed survey data from the 2008 CTHRA Compensation Survey and the Towers Perrin 2008 Entertainment Survey for those NEOs with roles that are reflected in those surveys, and compared it with the peer group data. The 2008 CTHRA Compensation Survey included: ABC Television Group (television networks), A&E Television Networks, CBS Corporation, Disney ABC Cable Networks Group, ESPN, Fox Broadcasting Co. (television networks), Fox Networks Group, Lifetime Entertainment Services, MTV Networks, NBC Universal (cable networks), NBC Universal (television networks), Rainbow Media, Scripps Networks Interactive and Turner Broadcasting System. The Towers Perrin 2008 Entertainment Survey included: Cablevision, CBS Corporation, Charter Communications, Comcast Corporation, DIRECTV Group, Dish Network, Disney, Dreamworks Animation, IAC/Interactive, Liberty Media, Lions Gate, Mediacom Communications, News Corporation, Scripps Networks Interactive, Sirius XM Radio, Time Warner Inc., Time Warner Cable, Viacom and Warner Music Group. The comparative data for the 17 companies in the peer group was regressed based on total revenue of each peer company as an additional reference point to allow a more direct comparison of our Company’s NEOs to those of, in some cases, much larger and smaller companies. The assessment of the data compared base salary, total cash compensation and total remuneration (including long-term incentives), using the target level that we have for each element and executive rather than actual compensation paid.

In 2009, the Compensation Committee revisited the composition of the peer group and chose a smaller group with a stronger match to our Company’s business because the smaller group was of comparable size to us and more similar in revenues, free cash flow, market capitalization and enterprise value. This peer group was used for compensation decisions made in March 2010 and consisted of eight companies, each of which had been included on the 2009 peer group (the “2010 peer group”). The eight companies in the 2010 peer group are:

Cablevision Systems Corporation

CBS Corporation

Liberty Media Corporation

Scripps Networks Interactive, Inc.

The DirectTV Group, Inc.

DISH Network Corporation

Time Warner Cable, Inc.

Viacom Inc.

The Compensation Committee also determined that the available data did not provide a precise match with respect to Messrs. Hollinger and Campbell’s roles. The Compensation Committee used the competitive data for the second-highest paid NEO for the 2010 peer group in assessing Mr. Hollinger’s compensation and the fifth-highest-paid NEO in assessing Mr. Campbell’s compensation. With respect to the CEO and CFO, the Compensation Committee compared each executive to the corresponding position in the peer group (e.g., CEO to CEO and CFO to CFO).

The Compensation Committee has set a general guideline to target executive compensation to be between the median and 75th percentile of our peer companies. However, many if not most of our peer companies have significant differences from our Company in revenues and business focus. Accordingly, the Compensation Committee has retained the flexibility to determine whether individual compensation is appropriately set below or above this range and whether the benchmark and survey data is better used as a reference rather than as a strict guide for compensation decisions.

At the time that the Compensation Committee set total target compensation for 2009 (base salary and annual cash bonus awards and long-term incentive compensation), total compensation at the target level for the NEOs was significantly below the 50th percentile of the 2009 peer group for Messrs. Zaslav and Hollinger and slightly below the 50th percentile for Messrs. Singer and Campbell. The Compensation Committee used the 2009 peer group data and the other competitive data as a reference point in making salary adjustments in 2009 for Messrs. Singer, Hollinger and Campbell, in negotiating an amendment to the employment agreement for Mr. Singer and in determining the appropriate equity grant for Mr. Singer. The Compensation Committee also reviewed this data in negotiating the amendment to Mr. Zaslav’s employment agreement. After the base salary and annual cash bonus adjustments (including both the February 2009 decisions and those made with respect to Mr. Singer in July 2009), Mr. Hollinger’s total cash compensation remained below the 50th percentile of the 2009 peer group and total cash compensation for Messrs. Zaslav, Singer and Campbell was between the 50th and 75th percentiles. The Compensation Committee did not review the long-term incentive values against the peer company data for the NEOs other than Mr. Singer because the long-term incentive awards were set by a formula (in the case of Messrs. Hollinger and Campbell, the formula used to transition from the DAP, discussed below in “—Long-Term Incentive Compensation,” and in the case of Mr. Zaslav, the one-for-one replenishment of DAP units required by his employment agreement).

Tally Sheets

The Compensation Committee annually reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets, which are prepared by our Human Resources department, document the dollar amount of each component of the NEO’s compensation, including current cash compensation (base salary and bonus) and outstanding equity awards. The expense (or benefit) for financial accounting reporting purposes is not included in the tally sheets. Instead, the Compensation Committee reviews the grant date, grant type and outstanding units. The sheet also summarizes any applicable employment agreement requirements and special perquisites. Each tally sheet reflects the annual base salary and annual bonus compensation for the NEO (both target and actual) for the past three years and potential payments under termination of employment scenarios. To determine the value of termination of employment payments, the amounts are determined under each of the potential termination situations specified in the NEO’s employment agreement (if applicable) and our compensation plans. The tally sheets do not reflect retirement plan balances because our contributions to the defined contribution and deferred compensation plans are based on the standard employee formulas and we do not view them as significant elements of executive compensation.

The tally sheets allow the Compensation Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation. The Compensation Committee reviewed the tally sheets in determining base salary adjustments and annual cash bonus payouts, and, with respect to Mr. Singer, long-term incentive awards, in 2009.

2009 Company Performance, NEO Responsibilities and Accomplishments

Our Company had a very strong year in 2009, reporting increases in revenue, Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”), net income available to Discovery stockholders and Free Cash Flow. The Compensation Committee considered these overall strong results as well as each NEOs’ responsibilities and 2009 accomplishments in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below and refer to this performance with respect to the particular compensation decisions below in which the Compensation Committee considered a NEOs’ performance in making the decision.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. Mr. Zaslav’s compensation for 2009 reflects his leadership of the Company’s overall strong performance. The Compensation Committee also considered other significant accomplishments that included Mr. Zaslav’s success in international growth, driving quality content that supports the Discovery brand, strong advertising sales that outperformed other major cable groups, implementing key strategic initiatives for our emerging networks, including driving significant growth in our Investigation Discovery network and leading growth in ratings and revenue for TLC and Animal Planet in the United States.

Mr. Singer: Mr. Singer joined the Company in July 2008 as CFO and reports to the CEO. Mr. Singer’s compensation for 2009 reflects the Company’s strong performance and Mr. Singer’s outstanding performance in quickly learning our business, restructuring our Finance organization and improving our capital structure through implementation of longer-term capital.

Mr. Hendricks: Mr. Hendricks is our Founder and Chairman and reports directly to the Board. Mr. Hendricks’ compensation for 2009 reflects his overall leadership, our strong business results and other substantial accomplishments, including progress in sharing content globally, stimulus of content for our emerging networks, leadership in science content development, creation of compelling content that is consistent with our mission to satisfy curiosity, to inspire and to enlighten.

Mr. Hollinger: In 2009, Mr. Hollinger was our COO; he completed his transition from this role to CEO and President of Discovery Networks International in January 2010. Mr. Hollinger’s compensation for 2009 reflects his strong operational leadership of the Company, including leadership of significant cost control efforts, successful centralization of global network operations, as well as the Company’s strong overall performance in 2009.

Mr. Campbell: Mr. Campbell serves as President, Digital Media and Business Development and reports to the CEO. Mr. Campbell’s compensation for 2009 reflects our strong Company performance and his substantial accomplishments in business development and the Digital Media organization, including leadership of the deal team that created a new joint venture with Hasbro, Inc. and integration of our HowStuffWorks business into the centralized Digital Media organization.

Tax Deductibility of Executive Compensation

We further consider the tax deductibility of compensation to be paid to the NEOs. Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to this limit on deductibility for qualifying performance-based compensation.

Although we do not require all compensation paid to executives to be deductible, the Compensation Committee does consider the impact of deductibility under 162(m) when making decisions about the amount and forms of executive compensation. For 2009, the Subcommittee adopted a performance-based annual bonus structure that is designed to allow deductibility of annual bonuses paid to executive officers whose compensation may be subject to 162(m) limitations. The Subcommittee also considered the impact of 162(m) in amending Mr. Zaslav’s employment agreement and providing a substantial portion of the additional compensation through performance-based restricted stock units (“PRSUs”) considered performance-based under 162(m).

2009 Compensation Decisions

The following summarizes the decisions and rationale for each of the actions taken by the Compensation Committee and Subcommittee in 2009 with respect to the NEOs’ base salary, annual cash bonus and long-term incentive awards. The NEOs, with the exception of Mr. Hollinger, are subject to multi-year employment agreements with compensation provisions. The terms of these employment agreements are described in more detail in “Executive Compensation—Executive Compensation Arrangements” below and the specific actions taken pursuant to the agreements are summarized in the section below that addresses that element of compensation.

Base Salary

We provide base salaries that we believe are competitive to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities for the NEOs, including, for example, the target amount for each NEO’s annual cash bonus. In 2009, the Compensation Committee increased the base salary for Messrs. Singer and Campbell and retained the base salary for Messrs. Zaslav, Hendricks and Hollinger at the same level.

Mr. Zaslav: Mr. Zaslav’s employment agreement entitled him to an annual base salary of $2 million for 2009. Mr. Zaslav’s base salary was not adjusted by the Compensation Committee in 2009. The Compensation Committee determined that the level of base salary as originally negotiated in Mr. Zaslav’s employment agreement was the appropriate amount of fixed compensation and placed his base salary at the 75th percentile for base salary compared to the 2009 peer group. In September 2009, the Compensation Committee determined that it would be in the Company’s interest to extend Mr. Zaslav’s employment term with us from 2012 to 2014, increase Mr. Zaslav’s base salary from $2 million to $3 million in 2011 and to add annual equity awards in the form of PRSUs and time-based RSUs. The only compensation action in the amendment with respect to 2009 was to increase the target bonus amount from $3.5 million to $4 million and to eliminate the guaranteed minimum payout amount for Mr. Zaslav’s 2009 bonus. These changes and the changes described in “Executive Compensation—Executive Compensation Arrangements,” were designed to extend the term and retain Mr. Zaslav as well as recognize Mr. Zaslav’s outstanding performance in taking the Company public, recruiting key executive talent and leading the Company in a difficult economic environment.

Mr. Singer: When Mr. Singer was hired in July 2008, his base salary was a negotiated term of his employment agreement and set at $750,000. In early 2009, the Compensation Committee approved an increase to Mr. Singer’s base salary to $765,000. The Compensation Committee determined that this was an appropriate increase based on the fact that Mr. Singer’s base salary had been part of a heavily negotiated employment agreement entered into mid-year. The Compensation Committee determined to further assess Mr. Singer’s base salary against the competitive data. In July 2009, based on Mr. Singer’s strong performance and competitive data that showed that Mr. Singer’s base salary was below the median compared to CFOs in the 2009 peer group, the Compensation Committee adjusted Mr. Singer’s base salary from $765,000 to $965,000. This placed Mr. Singer’s base salary between the 50th and 75th percentile of base salaries for CFOs in the 2009 peer group.

Mr. Hendricks: Mr. Hendricks is employed pursuant to a letter agreement entered into in July 2008 (the “Hendricks Letter”). The Hendricks Letter sets Mr. Hendricks’ annual base salary at $1 million. The Compensation Committee did not adjust Mr. Hendricks’ base salary in 2009 and determined as a general matter that it would aim to preserve greater deductibility of executive compensation by limiting the base salary paid to NEOs other than the CEO to $1 million. For more information about the Hendricks Letter, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Hollinger: In 2009, based on the desire to preserve deductibility under 162(m) and to increase the proportion of performance-based versus fixed compensation, the Compensation Committee determined that it was appropriate to leave Mr. Hollinger’s base salary at $1 million and to deliver additional cash compensation in the form of an increase to his annual performance-based bonus target from 100% to 110%.

Mr. Campbell: In 2009, Mr. Campbell’s base salary was increased by $50,000, from $850,000 to $900,000. The Compensation Committee implemented this increase based on a requirement in his employment agreement that the Company increase his base salary by $50,000 each year.

Annual Cash Bonus Awards

We believe that delivering a substantial portion of an executive’s total direct compensation in annual cash bonus awards that are aligned with the Company’s annual financial performance and individual performance helps to focus our executives on our operational performance. In 2009, we made annual cash bonus awards to each of the NEOs. The amount of the bonus award actually paid to each NEO for 2009 was determined by the Subcommittee, with consideration of achievement of financial goals set by the Compensation Committee at the beginning of 2009 and 2009 individual performance.

Annual bonus compensation for the NEOs is paid under the Stock Plan and designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. At the beginning of each year, the Subcommittee sets a Company performance criterion and a maximum annual bonus amount for each NEO and certain other senior executives as the initial step in structuring the bonus awards as performance-based under Section 162(m). If the performance criterion for the year is met, the actual bonus award for each NEO is subject to the Subcommittee’s negative discretion (“downward discretion”).

The Subcommittee exercises its downward discretion based on each executive’s individual performance and Company performance, calculated against target bonus amounts for each executive that are expressed as a percentage of salary. With respect to Messrs. Zaslav and Hendricks, the Subcommittee considered each executive’s achievement of quantitative and qualitative goals set by the Compensation Committee. For Messrs. Singer, Hollinger and Campbell, the Subcommittee considered the amount each executive would have received had the bonus been calculated under the ICP.

For 2009, the Subcommittee set the performance criterion at $750 million in Adjusted OIBDA. The Company defines Adjusted OIBDA as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions. Each NEO’s annual bonus was capped at a maximum of 400% of base salary.

The Subcommittee determined that the performance criterion for 2009 was met and exercised its downward discretion to determine each NEO’s bonus as discussed below.

Annual Cash Bonus Awards for Messrs. Zaslav and Hendricks

Messrs. Zaslav and Hendricks are each eligible for an annual cash bonus award based on achievement of Company financial and individual qualitative goals. The Compensation Committee approved the goals for each of the two executives in March 2009, with goals based 50% on quantitative financial goals and 50% on qualitative goals related to individual accomplishments.

Under his employment agreement, Mr. Zaslav’s 2009 bonus target was $3.5 million (175% of base salary), with a minimum payout of $1.5 million. In September 2009, the Compensation Committee negotiated an amendment to Mr. Zaslav’s employment agreement that eliminated the guaranteed minimum payout and increased the target amount to $4 million. The Compensation Committee negotiated this amendment with the goal of increasing the ratio of performance-based versus fixed compensation, structuring the arrangement in a tax-efficient manner and aligning Mr. Zaslav’s interests with those of our stockholders.

Mr. Hendricks’ 2009 bonus target was $600,000 (60% of base salary), consistent with the terms of the Hendricks Letter. For more information regarding these agreements, see “Executive Compensation—Executive Compensation Arrangements” below.

The quantitative goals for Messrs. Zaslav and Hendricks were the same and based on net revenue, Adjusted Free Cash Flow (“Free Cash Flow”) and Adjusted OIBDA. Net revenue and Adjusted Free Cash Flow were the same quantitative measures used in the ICP, the annual cash bonus plan that applies to employees generally, but the quantitative metrics for Messrs. Zaslav and Hendricks also include a third measure, Adjusted OIBDA. The Compensation Committee determined that including the Adjusted OIBDA measure was appropriate for the CEO and Founder given the scope of their responsibilities.

The Company defines Adjusted Free Cash Flow as cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments. The Compensation Committee approved several adjustments to Free Cash Flow for the purpose of determining the achievement of the bonus metric for Messrs. Zaslav and Hendricks (and for the ICP, as further described below). Adjustments to Free Cash Flow were made to neutralize the impact on Free Cash Flow of the operations of the OWN LLC joint venture, which was not included in the calculation of the 2009 Free Cash Flow target, cash long-term incentive payments, Free Cash Flow derived from movements in foreign exchange rates, cash taxes paid related to the Discovery Kids transaction with Hasbro, Inc. (the gain of which is not recognized in Free Cash Flow), accelerated Section 181 tax payments not anticipated in setting the 2009 Free Cash Flow target, various movements in working capital arising from the timing of payment rather than operational activity and to eliminate the impact of other non-operating items. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact on Free Cash Flow of operational decisions taken by management and excludes the impact of events over which management has little or no influence. The quantitative goals were weighted to reflect increased emphasis on the Adjusted OIBDA and Adjusted Free Cash Flow measures as opposed to net revenue in a time of economic uncertainty.

For 2009, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue	20%	$2.770 billion	$3.462 billion	$3.516 billion
Adjusted Free Cash Flow	30%	$544 million	$680 million	$767 million
Adjusted OIBDA	50%	$1.114 billion	$1.393 billion	$1.464 billion

The Compensation Committee set individual qualitative goals for Messrs. Zaslav and Hendricks, related to areas of strategic priority for the Company. Mr. Zaslav’s goals, with weighting, were:

•	Driving international growth and global operating efficiency (20%);

•	Producing quality content on brand for the channels and digital platforms (15%);

•	Driving innovation to secure advertisers and distribution platforms for cable platforms (15%);

•	Executing on the emerging networks strategy (15%);

•	Moving the TLC and Animal Planet channels on a path of measurable improvement and growth domestically (15%);

•	Focusing on sound corporate practices in a tough economic environment (10%); and

•	Developing a sound long-term strategic plan for our digital platforms (10%).

The weighting was based on the Compensation Committee’s determination of the relative priority of each of these goals.

Mr. Hendricks’ goals, with weighting, included:

•	Progress in global content sharing (20%);

•	Stimulus of content for emerging networks (20%);

•	Leadership in science content development (20%);

•	Support content that defines our mission to empower people to explore their world and satisfy their curiosity (20%); and

•	Operating within the mission (20%).

The weighting was based on the Compensation Committee’s determination that each of these goals was of equivalent relative priority.

In early 2010, the Compensation Committee reviewed the achievement of the goals. The Compensation Committee determined that the Company met or exceeded each of the three quantitative goals. With respect to the qualitative goals, the Compensation Committee, in consultation with the Board, determined that Mr. Hendricks had fully met the qualitative goals and that Mr. Zaslav had achieved the qualitative goals at the 95% level. Based on these assessments, the Subcommittee certified achievement of the 162(m) metric and exercised its downward discretion from the maximum bonus to determine that a bonus payment of $600,000 to Mr. Hendricks (100% of target) and $3.9 million to Mr. Zaslav (97.5% of target) was appropriate.

Annual Cash Bonus Payments for Messrs. Singer, Hollinger and Campbell

Messrs. Singer, Hollinger and Campbell are each eligible for an annual cash bonus award of a percentage of base salary. In determining the amount of the annual cash bonus for these NEOs, the Subcommittee considered the amount of the bonus that would have been paid out to each under the ICP. The calculation of the payout under the ICP for the NEOs is based on the applicable target percentage of base salary, factoring in achievement of financial metrics approved by the Compensation Committee at the beginning of each year and a “multiplier” based on individual performance.

Mr. Singer’s bonus target is set by his employment agreement at 100% of base salary. This was adjusted from 75% to 100% by the Compensation Committee in July 2009 for 2009, to recognize Mr. Singer’s outstanding performance and based on the competitive data from the 2009 peer group which indicated that Mr. Singer’s total cash compensation was below the median. This adjustment placed Mr. Singer’s total remuneration slightly below the 75 th percentile of the 2009 peer group and recognized Mr. Singer’s outstanding performance in leading our transition to a public company. Mr. Campbell’s 2009 bonus target under his employment agreement is 75% of base salary. For more information regarding these agreements, see “Executive Compensation—Executive Compensation Arrangements” below.

Mr. Hollinger is not subject to an employment agreement and his target amount was set by the Compensation Committee in February 2009. As discussed above, the Compensation Committee adjusted Mr. Hollinger’s bonus target from 100% to 110% in lieu of a base salary adjustment, to preserve greater deductibility of the compensation paid to him and to deliver a greater amount of performance-based rather than fixed compensation.

The financial metrics that applied to Messrs. Singer and Hollinger under the ICP were based on the Company results as a whole. The metrics applied to Mr. Campbell included both Company-wide results and the results of the Digital Media organization that he leads, weighted 60% to Company results and 40% to Digital Media results. This is consistent with the general ICP program, in which employees are assigned to metrics based on the employee’s role and organizational assignment.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•	second, establishing the amount payable pursuant to the achievement of the Company as a whole and any applicable line of business performance measures; and

•	third, multiplying that amount by an individual multiplier (ranging from 0 to 1.5) that is reflective of the individual’s overall performance and “performance classification.”

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Target bonus) X (percentage based on achievement of Company performance metrics/percentage based on applicable line of business results) X (individual performance multiplier).

2009 ICP, Paid Out in March 2010

In the first quarter of 2009, the Compensation Committee established threshold (25% payout), target (100% payout) and maximum (150% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Company’s discretion and a scale that determined the amount payable for achievement of results in between the minimum and the overachievement amounts.

The 2009 ICP performance targets for the Company as a whole are set forth in the following table:

Summary of 2009 ICP Targets

Discovery Communications	Weighting	Threshold	Target	Over Achievement	Actual Achievement
Net Revenue	25%	$3.116 billion	$3.462 billion	$3.670 billion	$3.516 billion
Adjusted Free Cash Flow	75%	$507 million	$680 million	$784 million	$767 million

The revenue and Free Cash Flow measures are the same measures used with respect to the annual cash bonus for Messrs. Zaslav and Hendricks and the Free Cash Flow achievement was subject to the same adjustments discussed above.

The 2009 metrics for the Digital component, considered by the Compensation Committee in determining Mr. Campbell’s bonus, are set forth on the following table:

Summary of 2009 Digital Targets ($ millions)

Digital	Weighting	Threshold	Target	Over Achievement	Actual Achievement
Net Revenue	25%	$50	$55	$61	$47
Adjusted OIBDA	75%	$(20)	$(16)	$(11)	$(15)

The determination as to whether the 2009 financial performance measures were met was made during the first quarter of 2010 following the conclusion and review of the full-year 2009 audited results of operations. In the cases of Messrs. Singer, Hollinger and Campbell, Mr. Zaslav then recommended the “individual multiplier” to be applied to the ICP calculation. The Subcommittee reviewed this recommendation, each of these NEOs’ self-assessment of individual performance for 2009 and Mr. Zaslav’s review of their 2009 performance that supported his recommendation of the individual multiplier. The bonus payouts for Messrs. Hollinger and Singer reflect the overall strong Company performance against the financial metrics set by the Compensation Committee and their strong individual performance, described in “—2009 Company Performance, NEO Responsibilities and Accomplishments,” above. Mr. Campbell’s payout reflects strong Company and individual performance (again, as described above), but a reduced payout based on the Digital Media financial results that were below target. Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2009 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2009 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2009, we made long-term equity or equity-type awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time. The amount of these awards for the NEOs, other than Mr. Singer, was based on either contractual requirements (Messrs. Zaslav and Hendricks) or a formula applied consistently to employees transitioning from the DAP to the Stock Plan (Messrs. Hollinger and Campbell). Accordingly, while the Compensation Committee believes that the amount and type of equity awards should be based on competitive data, performance and the other factors listed in “—2009 Compensation Decisions” above, the awards made in 2009 to the NEOs other than Mr. Singer were based on the specific principles and requirements discussed below.

The Subcommittee’s intent is to make equity awards annually in March of each year, with new hire and promotion grants made throughout the year in the Subcommittee’s regular meetings, generally on or about the 15th of each month. In 2009, this resulted in the practice of holding regularly-scheduled Subcommittee meetings on or about the 15th day of each month and making awards at each meeting, with the exercise price equal to the closing price as of the date of grant. On occasion for administrative convenience, we may make a grant with a future effective date, with the grant price set on the future effective date. This occurred in early 2009 because there were a small number of DAP awards with vesting dates that were not on the 15th of the month. As discussed below in the description of the transition from the DAP, in the six months after becoming a public company, the Subcommittee made special equity awards for former DAP participants in lieu of DAP replenishment awards. The Subcommittee generally approved these transition awards to be effective as of the date the DAP award vested. To keep the transition for these “off-cycle” DAP awards that were made on dates other than the 15th consistent, the Subcommittee made the equity awards effective as of the vesting date and with a closing price as of the vesting date. In addition, Mr. Hendricks’ Equity Stake Transition Agreement requires that we make a non-qualified stock option (“NQSO”) award as of the date his units under the DAP mature (October 1). In 2009, the Subcommittee approved the award to Mr. Hendricks in its regular meeting on September 15, with the grant to be effective as of October 1 and with an exercise price of the fair market value as of October 1.

Our practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, nonpublic information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. The exercise price of NQSO awards and measurement price of cash-settled stock appreciation rights (“CS-SARs”), were set at the closing price per share of the Company’s Series A common stock on the Nasdaq on the date the options were granted, or for the small number of grants made with future effective dates, as of that date.

Discovery Appreciation Program

Mr. Zaslav’s 2009 equity-type award was made under the DAP. The DAP is the plan that Discovery Communications, LLC (“DCL”) administered prior to becoming a public company and that tracked the market value of DCL’s predecessor, DHC. After we became a public company, we generally stopped making awards under the DAP and began making equity awards under the Stock Plan to allow for more flexibility in the types of awards (for example, the ability to make PRSU grants to senior executives). We continued making awards under the DAP only when required by individual employment agreements, as is the case with Mr. Zaslav, and Mr. Zaslav was the only NEO who received a DAP award in 2009. The substantial amount of compensation delivered in the form of performance-based equity and equity-type awards is designed to focus Mr. Zaslav’s attention on increasing Company value over time, aligning his interests with those of our stockholders.

The DAP is a long-term incentive plan that is designed to reward for increases in the market value of Discovery’s Series A common stock. DAP awards consist of a number of units that represent an equivalent number of shares of Discovery Series A common stock and a base price that is determined based on the average of the closing stock prices of the Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant, assuming continued employment. With respect to the DAP awards granted to Mr. Zaslav in 2009, as required by his employment agreement, on each vesting date, if Mr. Zaslav is employed by Discovery or any of its subsidiaries, he will be entitled to receive a cash payment equal to the product of (x) the number of units that vested on that date, multiplied by (y) the spread between the base price and the average of the closing stock prices of the

Discovery Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the vesting date and the 10 trading days immediately following the vesting date. The DAP is consistent with our pay for performance principles because these awards are designed to focus the attention of executives on increasing Company value over time, which in turn aligns the interests of executives with our stockholders.

Prior to becoming a public company, it had been the Company’s practice under the DAP that, subject to the absence of any performance issues on the part of the applicable participant, each participant would receive a replenishment award on the date a tranche of DAP units matured. The replenishment award would be a new award of a number of units equal to the number of units that vested on that maturity date. This replenishment practice was included in Mr. Zaslav’s employment agreement, described in more detail below, so that he is contractually entitled to a DAP replenishment grant upon the maturity of a number of DAP units during the term of his agreement.

On January 2, 2009, Mr. Zaslav received a new DAP award of 1,489,177 units, to replace the number of DAP units that matured as of that date. This award is included in the Summary Compensation Table in the “Option Awards” column. Although we did not make any new DAP awards to NEOs other than Mr. Zaslav in 2009, unvested DAP awards from prior years continue to vest and to pay out. Messrs. Hendricks, Hollinger and Campbell, as well as Mr. Zaslav, received DAP payouts in 2009 from existing grants. The dollar amounts paid to the NEOs in 2009 on account of previously vested DAP awards are reported in the Option Exercises table.

Stock Plan

Generally. The Stock Plan is an equity-based long-term incentive plan and the primary vehicle for long-term incentive compensation for Company employees after we became a public company. The Compensation Committee has delegated the authority to make awards under the Stock Plan to the Subcommittee.

As discussed above, prior to becoming a public company, we made equity-type awards under the DAP, replenishing DAP awards as they matured. This replenishment practice meant that eligible employees received DAP awards on an individual schedule based on the timing of their original DAP award (generally linked to date of hire or date of promotion). Once we became a public company, the Compensation Committee began making equity awards under the Stock Plan and transitioning to a schedule with regular equity awards in March each year and the ability to determine the size of the equity award based on competitive data and individual performance. The Compensation Committee adopted a transition plan for 2009 under which it applied a general formula based on the number of DAP units maturing for each employee during the year after we became a public company.

The DAP transition formula was based on two types of awards: first, awards of cash-settled Stock Appreciation Rights (“CS-SARs”), awarded one-for-one for DAP units maturing between September 18, 2008 (the day we became a public company) and March 14, 2009, and awarded as of the date that the DAP award matured; and, second, non-qualified stock options (“NQSOs”) with shortened vesting and exercise periods, awarded one-for-one for DAP units maturing during the one year after we became a public company, and awarded on March 10, 2009. This formula applied consistently to employees transitioning from the DAP to awards under the Stock Plan, with the exception of Mr. Hendricks, whose equity awards after we became a public company are based on the provisions of the Equity Stake Transition Agreement.

We believe that the design of these awards is appropriate to transition employees who historically have received regular DAP replenishment grants on timing unrelated to the annual performance review cycle and under a plan that did not require or allow employee choice in the timing of exercise. The transition awards provide similar overall value to the DAP replenishment awards and are intended to then allow regular consideration of equity grants in an annual cycle in March of each year, beginning in March 2010.

Employees who had not historically participated in the DAP (new hires and promotions after we stopped making DAP awards) also received awards under the Stock Plan in March 2009, but these awards were based on individual performance and competitive data. Mr. Singer was in this category.

Awards for NEOs

Messrs. Hollinger and Campbell. The DAP transition design resulted in awards under the Stock Plan for Messrs. Hollinger and Campbell. Mr. Hollinger had DAP awards maturing on October 1, 2008 and December 5, 2008. Accordingly, he received CS-SAR awards on October 1, 2008 (539,499 at a grant price of $14.53) and December 5, 2008 (149,028 at a grant price of $13.79) and an NQSO award on March 10, 2009 (688,527 at a grant price of $15.34). Mr. Campbell had DAP awards maturing on March 15, 2008 and accordingly received an NQSO award on March 10, 2009 (262,097 at a grant price of $15.34). All of these awards were granted at the closing price of our stock on the date of grant and the number of CS-SARs and NQSOs was a result of the same formula used to transition other former DAP participants. The Subcommittee determined that it was appropriate to treat Messrs. Hollinger and Campbell the same way that other similarly-situated employees were treated in the DAP transition and these grants were made on the same terms and using the same calculation methods as the grants made to other employees. The NQSO awards vest in three substantially equal installments over three years and remain exercisable for 3.25 years.

Mr. Hendricks: The Equity Stake Transition Agreement requires that we make NQSO awards to Mr. Hendricks, one-for-one for the number of DAP units that mature each year. On October 1, 2009, the Subcommittee awarded Mr. Hendricks an NQSO for 1,244,567 shares, with an exercise price of $28.91, the closing price as of the date of grant. The number of shares for the NQSO was based on the number of DAP units maturing as of that date, as required by the Equity Stake Transition Agreement and with terms consistent with the Equity Stake Transition Agreement.

Mr. Singer: Mr. Singer was hired after we stopped making new-hire awards under the DAP and, accordingly, was not subject to the transition design adopted by the Compensation Committee. The Subcommittee made an equity award to Mr. Singer in March 2009 and considered Mr. Singer’s exceptional performance since he joined the Company in July 2008 (discussed in “—2009 Company Performance, NEO Responsibilities and Accomplishments,” above), the recommendation of the CEO with respect to the size of the award and the competitive data that showed that Mr. Singer’s total direct compensation was slightly below the 50th percentile of the 2009 peer group. The Subcommittee awarded Mr. Singer an NQSO award for 340,000 shares with an exercise price of $15.34, the closing price as of the date of grant, subject to the same terms and conditions as the NQSO awards made to other employees who were not prior DAP participants. The NQSO award vests over four years, 25% each year on the first four anniversaries of the date of grant and expires seven years from date of grant.

Retirement Benefits

The NEOs generally participate in the same benefit plans on the same terms these plans are offered to other regular full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to US-based senior employees, including all of the NEOs. The NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of Company matching contributions, subject to certain limits under applicable tax regulations. We also make a supplemental contribution into the SRP for those employees whose base salary exceeds the IRS compensation limit under the 401(k) regulations. This Company contribution uses the same formula applied for the 401(k) match (4.5%) and is applied to the base salary in excess of the IRS limit (for 2009, this was $245,000), up to a maximum of $1 million in base salary. Participants in the SRP are also permitted to defer portions of payouts under the DAP, ICP awards and any other incentive payments they receive from the Company into their SRP accounts. These amounts are not included in the calculation of the supplemental Company contribution into the SRP. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on compensation considered in participation in the Company’s 401(k) plan to save a proportionate amount for retirement, to provide the same Company contribution amount to these employees that they would have received absent the IRS compensation limits in the 401(k) plan and to support the goals of providing competitive compensation packages to our employees. For more information about the SRP, please refer to the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its US-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Employees at the level of vice president and above, including the NEOs, are also eligible to participate in executive-level long-term disability and long-term care plans.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team, we actively recruit top-notch candidates from all over the country to fill executive level openings and will reimburse the newly hired executive for relocation costs and pay the executive an amount equal to the tax resulting from the reimbursement (a “gross-up”). Mr. Singer was reimbursed in 2009 for costs associated with his relocation in 2008. Mr. Singer’s relocation benefits included an allowance for financial loss incurred on the sale of his residence in Boston, Massachusetts, with the total relocation benefits, including related gross-up, of $1.75 million. Relocation expenses and related gross-ups are reflected in the Summary Compensation Table.

Aircraft Usage; Related Gross-Up. We have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Messrs. Zaslav and Hendricks to use a portion of our allotted travel time on NetJets aircraft for personal use. Personal use of the aircraft by each of these two NEOs is limited to $157,000 of aggregate incremental cost per calendar year, inclusive of all incremental costs associated with any personal guests that may accompany him on flights. Excluded from this limitation on personal flight time is personal use of the aircraft where we request that family members or guests accompany Messrs. Zaslav or Hendricks on a business trip. Mr. Zaslav is also permitted to use the NetJets aircraft for some trips that are considered commuting for tax purposes but that we consider to be consistent with Company business requirements, as further explained below.

In general, we do not permit Mr. Zaslav to use the NetJets aircraft for commuting, which we view as flights between New York and Maryland that occur at the beginning or end of the work week. In some circumstances, however, we allow Mr. Zaslav to use the NetJets aircraft for travel between New York and Maryland if we determine that it supports our business needs. This situation generally arises because Mr. Zaslav is in Maryland at the beginning of the work week and is required to return to New York for a mid-week business commitment, or stays in New York for the beginning of the work week for a business commitment. In some cases, this type of travel may be reported as a perquisite in our summary compensation table and may be considered “commuting” for tax purposes. To allow Mr. Zaslav to attend to the regular Company business commitments that he has in New York without limiting his travel options, we allow him to use NetJets aircraft for this type of travel. We also “gross up” any imputed income associated with travel that is approved for this treatment.

Family members may accompany Messrs. Zaslav and Hendricks on authorized NetJets business flights at no aggregate incremental cost to the Company. For 2009, we provided a gross-up to Messrs. Zaslav and Hendricks to cover taxes for imputed income arising when a family member accompanied the executive on business travel at the request of the Company. In addition, we provided Mr. Zaslav a gross-up to cover taxes arising from his mid-week travel that we treated as commuting.

Mobile Access. We reimburse Messrs. Zaslav and Hendricks for limited home office expenses, including monthly satellite, cable and related television charges and Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

For more information regarding the perquisites provided in 2009 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Changes to Executive Compensation Programs in 2010

At the end of 2009, the Compensation Committee undertook a review of our long-term incentive programs and determined that it was appropriate to provide equity awards to senior executives in a mix of NQSO and PRSU awards, rather than entirely in NQSO awards, as had been the case in 2009 for the NEOs other than Mr. Zaslav. This change was based on the Compensation Committee’s desire to tie some of the long-term incentive opportunity to performance measures other than stock price (as is the case with an NQSO award) and to provide further retention incentives. Accordingly, in the March 2010 annual grant process, the equity awards to our most senior executives, including Messrs. Singer, Hollinger and Campbell, were made in 50% NQSO awards and 50% PRSUs. The PRSU awards are based on three-year performance metrics and vest 50% after the third year (assuming achievement of the performance metric) and 50% after the fourth year (again, assuming achievement of the performance metric). This new design did not apply to Messrs. Zaslav and Hendricks, whose equity awards are governed by the terms of their respective employment agreements. See “Executive Compensation—Executive Compensation Arrangements” below, for further information on the terms of these agreements.

The Compensation Committee also adopted a “clawback” policy in early 2010. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Compensation Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Compensation Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
David M. Zaslav	2009		2,000,000	—	—	5,483,457	3,900,000	272,393	(4)	11,655,850
President and Chief Executive Officer	2008		2,000,000	3,500,000	—	2,071,456	—	298,874		7,870,330
	2007		1,953,856	5,500,000	—	14,380,237	—	504,844		22,338,937

Bradley E. Singer	2009		846,731	—	—	2,282,745	1,458,986	1,170,780	(5)	5,759,242
Senior Executive Vice President and Chief Financial Officer	2008	*	328,846	605,000	—	3,797,572	—	618,324		5,349,742

John S. Hendricks	2009		1,000,000	—	—	15,459,181	600,000	238,327	(6)	17,297,508
Founder and Chairman of the Board	2008		1,000,000	800,000	—	36,066,998	—	240,603		38,107,601
	2007		1,000,000	1,875,000	—	9,069,907	—	80,869		12,025,776

Mark G. Hollinger(7)	2009		1,000,000	—	—	3,453,927	1,587,520	48,530		6,089,977
Senior Executive Vice President and Chief Operating Officer	2008		1,000,000	—	—	2,450,499	1,534,800	28,280		5,013,579
	2007		967,692	—	—	1,090,571	1,344,291	28,352		3,430,906

Bruce L. Campbell	2009		890,385	—	—	1,314,783	814,374	43,619		3,063,161
President, Digital Media & Corporate Development	2008		848,846	—	—	632,310	896,899	28,434		2,406,489
	2007	*	615,385	461,539	—	4,406,872	361,074	9,873		5,854,743

*	Partial year.

(1)	The dollar amounts in this column reflect the grant date fair value compensation expense recognized for financial statement reporting purposes with respect to the DAP awards, cash-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(2)	These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s Incentive Compensation Plan, which is more fully described under “Compensation Discussion and Analysis—Compensation Decisions—2009 ICP, Paid Out in March 2010” above. The 2009 award amounts were determined and paid out during the first quarter of 2010, the 2008 award amounts were determined and paid out during the first quarter of 2009 and the 2007 awards were determined and paid out during the first quarter of 2008.

(3)	We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the supplemental retirement plan, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2009:

	Basic Life ($)	Disability/Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	2,040	4,382	11,025	33,975
Mr. Singer	984	3,059	3,211	31,526
Mr. Hendricks	1,020	—	11,025	33,975
Mr. Hollinger	1,020	2,510	11,025	33,975
Mr. Campbell	918	2,976	10,683	29,042

For more information regarding these benefits, please see “Compensation Discussion and Analysis—Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(4)	This amount includes $45,343 for personal use of aircraft (including family travel and flights deemed commuting for which Mr. Zaslav is not provided a tax gross-up), $102,726 for travel that is treated for tax purposes as commuting but we consider business travel and family travel at our request for business purposes and $39,909 for related tax gross-ups for the commuting and family travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Zaslav’s use of our allotted travel on the NetJets aircraft. Also includes $3,085 for personal use of car and related travel expenses and $2,789 for related tax gross-ups. Also included in the table are $16,800 for a car allowance and $10,319 in respect of home office expenses.

(5)	Includes $406,063 in relocation expenses and $725,937 in associated tax gross-ups. These amounts plus the $618,000 reported for 2008 comprise the total $1,750,000 in relocation expenses and associated tax gross-ups to which Mr. Singer is entitled pursuant to his employment contract.

(6)	This amount includes $136,830 for personal use of aircraft for which Mr. Hendricks is not provided a tax gross-up, $653 for family travel at our request for business purposes and $554 for related tax gross-ups for the family travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Hendricks’ use of our allotted travel on the NetJets aircraft. Also included in the table is $4,121 in respect of home office expenses and $50,149 for a split-dollar life insurance policy.

(7)	In December 2009, Mr. Hollinger was named President and Chief Executive Officer of Discovery Networks International.

Grants of Plan-Based Awards in 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Shares Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)(1)
David M. Zaslav	1/02/2009				1,489,177	(2)	14.34	5,483,457
	(3)	—	4,000,000	8,000,000
Bradley E. Singer	3/10/2009				340,000	(4)	15.34	2,282,745
	(3)	—	965,000	3,860,000
John S. Hendricks	10/1/2009				1,244,567	(5)	28.91	15,459,181
	(3)	—	600,000	4,000,000
Mark G. Hollinger	3/10/2009				688,527	(6)	15.34	3,453,927
	(3)	—	1,100,000	4,000,000
Bruce L. Campbell	3/10/2009				262,097	(6)	15.34	1,314,783
	(3)	—	675,000	3,600,000

(1)	Amounts in excess of this maximum may be paid on a discretionary basis.

(2)	Reflects the number of units granted under a DAP award. The award vests as to 25% of the units on each anniversary of the grant date and is payable in cash.

(3)	These amounts reflect the possible payouts with respect to grants of annual cash bonus awards under the Stock Plan for performance in 2009. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 400% of base salary, subject to the ability of the Equity Compensation Subcommittee’s to exercise “downward discretion.” The amounts of annual cash bonus awards actually paid for performance in 2009 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Subcommittee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2009 Compensation Decisions—Annual Cash Bonus Awards.”

(4)	These options vest in four equal annual installments, beginning on March 10, 2009 and will expire on March 10, 2016.

(5)	These options vest 25% per year for four years on the anniversary of the grant date and expire on October 1, 2018.

(6)	These options vest 33% on the first and second anniversaries of the grant date and 34% on the third anniversary and expire on June 10, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David M. Zaslav	—	2,380,396	14.81	(1)
	—	896,943	22.91	(1)
	—	1,489,177	14.34	(1)

Bradley E. Singer	202,092	606,279	17.72	10/01/2015	(2)
	—	340,000	15.34	03/10/2016	(3)

John S. Hendricks	—	994,142	25.95	(1)
	1,427,072	4,281,217	14.53	10/01/2018	(4)
	—	1,244,567	28.91	10/01/2018	(5)

Mark G. Hollinger	—	119,537	25.95	(1)
	—	74,514	14.14	(1)
	—	269,750	14.53	03/15/2010	(6)
	—	74,514	13.79	03/15/2010	(6)
	—	688,527	15.34	06/10/2012	(7)

Bruce L. Campbell	—	419,416	16.32	(1)
	—	157,167	19.31	(1)
	—	262,097	15.34	06/10/2012	(7)

(1)	These awards consist of awards that were made under the DAP. Each award vests as to 25% on each anniversary of its grant date and is payable in cash. DAP awards have no expiration date and payment is made in cash in connection with vesting.

(2)	These stock options vest in four equal annual installments beginning on July 15, 2009.

(3)	These stock options vest in four equal annual installments beginning on March 10, 2010.

(4)	These stock options vest in four equal annual installments beginning on October 1, 2009.

(5)	These stock options vest in four equal annual installments beginning on October 1, 2010.

(6)	These cash-settled stock appreciation rights vested 100% on March 15, 2010.

(7)	These stock options vest 33% on the first and second anniversaries of the March 10, 2009 grant date and 34% on the third anniversary.

Discovery Appreciation Plan

Generally. The Discovery Appreciation Plan, or DAP, is a long-term incentive plan that was, before we became a public company, designed to reward our employees at the level of Director and above for increases in the market value of the Series A common stock of Discovery’s predecessor, DHC. Upon joining us or, in some cases, being promoted, each qualifying employee received a DAP award. These awards consisted of a number of units which represented an equivalent number of shares of DHC Series A common stock and a base price which was determined based on 110% of the average of the closing stock prices of the DHC Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant.

The 110% premium was designed to reflect the assessment of the negative impact on the DHC trading price as a result of the corporate structure that meant DHC’s results did not reflect 100% of Discovery’s performance. The DAP was amended to eliminate the 110% premium for DAP awards made after we became a public company and the DAP began to track the value of our stock. After we became a public company, we began making awards under the Stock Plan and no new DAP awards were made to NEOs, except that, in January 2009, we made a DAP award to Mr. Zaslav pursuant to the terms of his employment agreement. Each of Messrs. Hendricks, Hollinger and Campbell received DAP awards prior to the time we became a public company and they will continue to receive payouts for the four years after the date each DAP award was made, subject to the terms and conditions of the DAP. Mr. Singer joined the Company after we ceased making new-hire awards under the DAP and did not receive any DAP awards.

Award Provisions. The DAP provides that upon termination of employment for cause (as defined in the DAP), a participant’s units, whether vested or unvested, are forfeited. If a participant voluntarily or involuntarily (other than for cause) terminates employment other than for death, disability or retirement, all unvested units are forfeited. In the case of the participant’s voluntary termination of employment other than for retirement, 100% of the value of vested units will be paid if the participant signs a general release that includes a covenant not to compete and abides by such agreements as provided in the DAP, and, if not, only 75% of the value of the vested units will be paid. If a participant is involuntarily terminated other than for cause, the participant would be paid for all vested DAP awards. Vesting of 100% of units generally is accelerated in the event that (1) a participant dies, becomes disabled, or retires, (2) a participant’s employment is terminated other than for cause within twelve months of a change in control (as defined in the DAP), or (3) the DAP is terminated. Under the DAP, a participant may retire and qualify for accelerated vesting, in general, after attainment of age 62 with five years of service.

The DAP’s provisions for vesting or forfeiture of units on termination of employment in various circumstances as described above govern the DAP awards made to the NEOs unless otherwise provided in employment or other agreements with them. Please see “—Executive Compensation Arrangements” and “—Potential Payments Upon Termination or Change in Control” below for a description of these agreements.

Option Exercises and Stock Vested in 2009

	Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
David M. Zaslav	1,489,177	(2)	1,154,491
Bradley E. Singer	—		—
John S. Hendricks	1,244,567	(2)	13,864,134
Mark G. Hollinger	714,883	(3)	9,065,900
Bruce L. Campbell	262,097	(2)	327,144

(1)	Represents cash actually received with respect to units listed in corresponding column of table.

(2)	The awards that vested and were paid out in 2009 were made under the DAP. Payment was made in cash and no shares were issued. The numbers listed in this column reflect the number of units that vested and gave rise to the value realization event.

(3)	Number of shares acquired represents 296,106 DAP units that vested and were paid out during 2009, 74,514 DAP units that vested in 2009 and were paid in January 2010 and 344,263 CS-SARs that were exercised during 2009. The value realized represents $6,431,737 for DAP and $2,634,163 for the CS-SARs.

Nonqualified Deferred Compensation (1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(3)	Aggregate Earnings in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/09 ($)
David M. Zaslav	400,168	(2)	33,975	822,104	—	3,042,173
Bradley E. Singer	—		31,526	1,935	—	33,252
John S. Hendricks	—		33,975	910	—	447,982
Mark G. Hollinger	120,000	(4)	33,975	195,423	—	892,662
Bruce L. Campbell	—		29,042	7,023	—	45,564

(1)	This table provides information with respect to the Supplemental Retirement Plan for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.

(2)	Of this amount, $100,000 is reported under Salary for 2009 in the Summary Compensation Table. The remainder relates to a payment in respect of a vested DAP award.

(3)	This amount is reported under All Other Compensation for 2009 in the Summary Compensation Table.

(4)	This amount is reported under Salary for 2009 in the Summary Compensation Table.

Executive Compensation Arrangements

Zaslav Employment Agreement

We have an employment agreement with David Zaslav, our President and Chief Executive Officer. The agreement was entered into for an original term of five years commencing on January 2, 2007, with automatic one year extensions (subject to termination by either party prior to the commencement of an extension period). On September 9, 2009, we entered into an addendum to this employment agreement, which extended the term of the employment agreement through February 1, 2015, among other changes. Pursuant to the employment agreement, Mr. Zaslav was entitled to and did receive a base salary of $2 million per annum. In 2010, Mr. Zaslav’s salary continues to be $2 million. Under the terms of the addendum, his base salary will be increased to $3 million, commencing on January 1, 2011.

Under the terms of the original agreement, Mr. Zaslav was entitled to receive a guaranteed annual bonus, equal to $1 million for each of 2010 and 2011, plus the opportunity to earn a performance-based bonus in excess of the guaranteed bonus amount applicable to a particular year, dependent on the achievement of qualitative and quantitative performance criteria. Pursuant to the terms of the addendum, there is no longer a guaranteed bonus amount during the term of the agreement. Mr. Zaslav’s annual incentive compensation plan target amount for 2009 was increased from $3.5 million, with a guarantee of $1.5 million, to $4 million, with no guaranteed amount. Under the agreement, there are annual increases of $500,000 from 2010 through 2014. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance criteria. For 2009, Mr. Zaslav was entitled to and did receive an annual performance bonus of $3.9 million. The Compensation Committee determined the amount of Mr. Zaslav’s bonus for 2009, using the quantitative and qualitative performance criteria, and will determine Mr. Zaslav’s annual bonuses going forward. Mr. Zaslav receives 4 weeks of vacation under his agreement.

Pursuant to the addendum, Mr. Zaslav is eligible to receive three tranches of performance-based restricted stock units for our Series A common stock, granted within the first 90 days of each of 2010, 2011 and 2012. The number of restricted stock units for each tranche will be calculated as follows: (a) 333,333 restricted stock units (333,334 in 2012) plus (b) the number of units calculated by dividing $8 million by the fair market value of our Series A common stock, as follows: for the 2010 tranche, on the effective date of the addendum and for the 2011 and 2012 tranches, on the first business day of the applicable year, provided that the number of restricted stock units in each tranche attributable to this clause (b) will not exceed 800,000. The 2010 tranche will be for 627,775 restricted stock units. The performance period for the tranches will be as follows: for 2010, 3-year performance goals will be set in 2010 for performance from 2010 to 2012; for 2011, 3-year performance goals will be set in 2011 for performance from 2011 to 2013; and for 2012, 3-year performance goals will be set in 2012 for performance from 2012 to 2014. Performance will be measured cumulatively during the applicable 3-year performance period, so that to the extent there are individual year targets within the 3-year performance period, the failure to meet a target for any individual year in the 3-year performance period will not eliminate the opportunity to earn the full tranche of restricted stock units through performance in the later years. The review of performance relative to the performance metrics for each 3-year performance period shall be completed within thirty (30) days of the delivery of our audited financial statements for the last year of such 3-year performance period. The achievement of the performance metrics will be determined by the Compensation Committee. The full tranche of the restricted stock units shall be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav’s performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav’s performance relative to the targets is between 80% and 100%, then the amount of the tranche earned shall be prorated from 0% to 100%.

The Compensation Committee will determine the portion of the tranche which has been earned based on performance. To the extent a tranche is earned, 60% will be paid in the year following the end of the 3-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our chief executive officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. In the event that our financial statements for any year during a 3-year performance period are restated within five years following the close of such three-year performance period, then the Compensation Committee will re-determine whether, and the extent to which, the performance metrics for such 3-year period were achieved based on the restated financial statements. If we previously delivered too few shares of stock in settlement of the restricted stock units, we will deliver the additional shares to Mr. Zaslav, and if we previously delivered too many shares of stock in settlement of the restricted stock units, Mr. Zaslav will deliver the excess shares to us.

If Mr. Zaslav’s employment is terminated as a result of his death or “disability”, or by Mr. Zaslav for “good reason” or by us other than for “cause” (in each case, as defined in the agreement): (a) prior to December 31, 2012, then the 2010 tranche of restricted stock units will continue to remain outstanding and Mr. Zaslav will earn such restricted stock units based upon actual performance through December 31, 2012; and (b) prior to December 31, 2014, then Mr. Zaslav shall be entitled to a pro-rata portion of the 2011 and 2012 tranches of restricted stock units based upon actual performance through the date of termination, provided that (a) the maximum number of restricted stock units in each tranche which may be earned is limited to 1/3 multiplied by the number of full or partial years completed for the performance period (for example, if Mr. Zaslav is terminated other than for “cause” during 2012, the pro-rated vesting cannot exceed 2/3 of the 2011 tranche and 1/3 of the 2012 tranche); and (b) if such termination is prior to the grant date for a tranche, then the tranche will not be granted. Notwithstanding the foregoing, if within 12 months after a “change in control” (as defined in the addendum) Mr. Zaslav’s employment is terminated by us other than for “cause” or by Mr. Zaslav for “good reason”, or if Mr. Zaslav voluntarily resigns within 12 months after a “change in control”, then the outstanding restricted stock units (for which the performance period has not expired) will become fully vested as of the date of termination (regardless of actual performance).

During 2009, Mr. Zaslav was entitled to limited personal use of aircraft under Discovery’s NetJets agreement. Mr. Zaslav is also entitled to other perquisites, such as a monthly car allowance and certain mobile technology, as well as the ability to participate in all employee benefit plans available to Discovery’s senior executive group.

On his start date, Mr. Zaslav received a DAP award with respect to 4 million units pursuant to the terms of his agreement. The terms of this award are substantially similar to the standard terms of the DAP awards described in “—Discovery Appreciation Plan” above, except as to the accelerated vesting described below and Mr. Zaslav’s right to receive replenishment grants on each maturity date of his original award. Additionally, the beginning unit value of Mr. Zaslav’s DAP units is equal to 110% of the closing stock price of the DHC Series A common stock on December 29, 2006, the last trading day prior to his January 1, 2007 grant date. If Mr. Zaslav is terminated without “cause” or he terminates his employment for “good reason” (in each case, as defined in the agreement), his DAP awards all accelerate. One-half of Mr. Zaslav’s DAP awards will be valued as of the date of termination with the remaining one-half being valued as of their respective regular maturity dates or the date of termination, whichever is earlier, in each case for purposes of determining the amount and timing of the payments to be made to him.

Upon any termination of his employment, Mr. Zaslav is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Zaslav is entitled to certain severance payments in the event he is terminated without “cause” or by reason of death or disability or he terminates his employment for “good reason” (in each case, as defined in the agreement). The payment of Mr. Zaslav’s severance is conditioned on his execution of a release in favor of Discovery. For more information regarding these severance payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to Mr. Zaslav’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and for a period thereafter.

Singer Employment Agreement

We entered into an employment agreement with Brad Singer, our Senior Executive Vice President and Chief Financial Officer, for an original term of three years commencing on July 15, 2008, with one automatic three year extension (subject to termination by either party prior to the commencement of an extension period). Pursuant to the agreement, Mr. Singer received a sign-on bonus of $35,000. The agreement provided Mr. Singer a base salary of $750,000 per annum, subject to annual increases in accordance with our standard practices and procedures. Under this agreement, Mr. Singer was also eligible to receive an annual performance bonus with a payment target of 75% of his base salary. We entered into an amendment of the employment agreement, effective July 1, 2009, pursuant to which (i) Mr. Singer’s base salary was increased from $765,000 to $965,000 effective July 20, 2009 and (ii) Mr. Singer’s annual incentive payment target was increased from 75% of base salary to 100% of base salary, effective for fiscal year 2009 and for the balance of the term of Mr. Singer’s employment under the agreement. For fiscal year 2009, Mr. Singer was entitled to and did receive salary of $846,731 and an annual performance bonus of $1,458,986.

Pursuant to the agreement, we were required to reimburse Mr. Singer for reasonable expenses incurred in relocating his principal residence in accordance with our relocation policies, provided that the maximum reimbursement afforded under the relocation policy was increased to $1,750,000 (including financial loss protection on the sale of his then-current residence and tax gross-ups). In 2009, we made a payment to Mr. Singer for reimbursement for relocation expenses and related gross-ups in the amount of $1,750,000 and he is not entitled to further relocation benefits.

Mr. Singer’s agreement required that we recommend him for stock option awards if we became a public company within 18 months following his employment commencement, which event took place. These awards were made on October 1, 2008 and consisted of a sign-on award valued at $3 million under assumptions set forth in the agreement and an additional award valued at $1.6 million on the same assumptions. The sign-on option includes full vesting if Mr. Singer is terminated without “cause” or he terminates his employment for “good reason” or the original term is not extended (in each case, as defined in the agreement). The agreement also provides that he would be considered for a stock option award in 2009 and the Subcommittee made an award of stock options to Mr. Singer on March 10, 2009.

Mr. Singer is also entitled to participate in employee benefit plans available to executives at his level at the Company and is subject to customary covenants as to confidentiality and non-competition.

In the event that Mr. Singer is terminated without “cause” (including by contract non-extension) or he terminates his employment for “good reason,” he is entitled to payment of his base salary for the remainder of his employment term, but not less than 12 months’ base salary, pro-rated bonus and vesting of the sign-on option (as described above). These payments are conditioned on his execution of a release in favor of Discovery. Mr. Singer also is entitled to payment on death or disability as provided in the agreement.

Hendricks Employment Agreement

Mr. Hendricks is employed pursuant to a letter agreement dated July 30, 2008 (the “Hendricks Letter”). The Letter Agreement is effective as of September 17, 2008 and specifies that it will apply for a period of ten years, unless terminated by the Company prior to the end of the term. Under the Letter Agreement, Mr. Hendricks reports solely to the Board of Directors and is employed “at will,” meaning that his employment may be terminated at any time by the affirmative vote of a majority of the members of the Board. Pursuant to this agreement, Mr. Hendricks is entitled to receive a base salary of $1 million and he is eligible to receive annual incentive compensation with a payment target of 60% of his base salary; each is subject to annual adjustment by the Board. The amount of actual incentive compensation is determined by the Compensation Committee in its sole discretion. For 2009, Mr. Hendricks received annual incentive compensation in the amount of $600,000.

Mr. Hendricks is entitled to participate in all employee benefit plans available to Discovery’s senior executive group.

We also entered into an Equity Stake Transition Agreement with Mr. Hendricks, dated November 5, 2008 in connection with Discovery’s transition to a public company. This agreement specifies that units previously awarded to Mr. Hendricks under the DAP will be paid out without application of the 110% multiplier that otherwise would apply to the ending value of the units.

The Equity Stake Transition Agreement also requires that we make grants of non-qualified stock options to Mr. Hendricks upon vesting of Mr. Hendricks’ units under the DAP in 2008, 2009, 2010 and 2011, one-for-one, with an exercise price for the NQSO awards of the fair market value on the date of grant. The NQSO awards vest in four equal installments, 25% each year on the first four anniversaries of the date of grant. Each of the awards will expire in October 2018, on the anniversary date of the date of the applicable grant.

Upon any termination of his employment, Mr. Hendricks is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Hendricks is entitled to immediate vesting of stock options granted under the DAP in the event he is terminated without “cause” or by reason of death or disability or he terminates his employment for “good reason” (in each case, as defined in the Equity Stake Transition Agreement). The right to exercise any stock options so vested is conditioned on his execution of a release in favor of Discovery and execution of and compliance with a noncompetition covenant. For more information regarding these provisions, please see “—Potential Payments Upon Termination or Change in Control” below.

Hollinger Employment Agreement

Mark Hollinger, President and CEO of our Discovery Networks International division, does not have an employment agreement with us.

Campbell Employment Agreement

We entered into an employment agreement with Bruce L. Campbell, our President, Digital Media & Corporate Development, on March 13, 2007. This agreement was amended and restated on April 2, 2008 to comply with the requirements of Section 409A of the Code. The term of employment is for four years beginning on March 19, 2007 and ending March 18, 2011, with automatic one-year extensions (subject to termination by either party prior to the commencement of an extension period). Pursuant to this employment agreement, Mr. Campbell’s initial base salary was $800,000 per annum, with minimum yearly increases of no less than $50,000. Mr. Campbell is also eligible to receive an annual performance bonus under the ICP with his target bonus equal to 75% of his then-base salary.

Under his employment agreement, Mr. Campbell received a DAP award on March 19, 2007, consisting of 700,000 units. The terms of this award are substantially similar to the standard terms of the DAP awards described in “—Discovery Appreciation Plan” above, except if Mr. Campbell voluntarily terminates his employment other than for “good reason” (as defined in the agreement), he would forfeit all rights under his DAP awards. Mr. Campbell is also entitled to all benefits generally available to our senior executives and is subject to customary covenants as to confidentiality and non-competition.

Under Mr. Campbell’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he terminates for “good reason” (in each case, as defined in the agreement). The payment of Mr. Campbell’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Campbell that we will not extend his employment for any applicable period, Mr. Campbell is entitled to a non-renewal payment. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Other than the severance benefits payable to Messrs. Hendricks and Hollinger under our generally-applicable severance plans, the summaries do not include payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan. Defined terms such as “cause,” “good reason,” and “change of control” used in this summary are described at the end of this summary. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2009;

•

for NQSO awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and the closing price of our Series A common stock on December 31, 2009 ($30.67);

•

for CS-SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested CS-SARs granted by the difference between the measurement price for such CS-SAR and the closing price of our Series A common stock on December 31, 2009 ($30.67);

•

for awards under the DAP made prior to September 17, 2008, except for awards made to John Hendricks, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and $35.19, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2009, and the ten trading days thereafter and applying the 110% premium that was required under the DAP for those awards;

•

for awards under the DAP made after September 17, 2008, and for all awards made to John Hendricks, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and $31.99, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2009, and the ten trading days thereafter without applying any premium;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 31, 2009;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2009 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s then-current annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the severance period, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the severance period, as defined below, payable over the course of the severance period consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his outstanding DAP awards; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav and his family until the expiration of the severance period (or the earlier eligibility of such persons for coverage by a subsequent employer of Mr. Zaslav or when COBRA rights otherwise expire).

The severance period applicable to a December 31, 2009 termination was 24 months. Under Mr. Zaslav’s employment agreement, the severance period for a termination without cause or termination by Mr. Zaslav for “good reason” within 12 months following a change in control of Discovery would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which currently extends until February 1, 2015). In addition, Mr. Zaslav has the right to reduce his severance period to 12 months in all events in exchange for a reduction in the period of his non-competition covenant to one year from termination.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his DAP awards, in a lump sum, in accordance with the terms of the DAP (which provides for acceleration of vesting in such event); and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav, if applicable, and his family for so long as they remain eligible to receive COBRA benefits.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “cause” or by Mr. Zaslav other than for “good reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “cause,” or by Mr. Zaslav other than for “good reason,” Mr. Zaslav forfeits all rights under his DAP awards (regardless of whether all or any portion of the award is then vested or unvested).

The following table summarizes the potential benefits that would be paid to Mr. Zaslav had termination of his employment occurred under any of the circumstances described above as of December 31, 2009:

Benefits and Payments Upon Termination	Retirement/ Voluntary Termination ($)	Death or Disability ($)	Involuntary Without Cause Termination or Voluntary for Good Reason ($)	Involuntary Without Cause or Voluntary for Good Reason Following a Change in Control ($)	Involuntary for Cause ($)
Compensation:
Base Salary	—	—	4,000,000	6,000,000	—
Bonus	—	4,000,000	10,500,000	13,750,000	—

Equity:
DAP Awards	—	85,810,905	85,810,905	85,810,905	—

Benefits:
COBRA premiums	—	39,018	39,018	39,018	—

Bradley E. Singer

By Discovery Other than for Death, Disability or Cause; By Mr. Singer for Good Reason. If Mr. Singer’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Singer for “good reason,” Mr. Singer’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans; and

(2) base salary for the duration of the term of the agreement, which expires on July 15, 2011, unless renewed by the parties.

Notwithstanding the foregoing, in the event Mr. Singer’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Singer with a higher sum than these arrangements, Mr. Singer will be entitled to such higher sum.

In addition, all of Mr. Singer’s outstanding options under his sign-on stock option award will vest and become exercisable for a period ending 150 days from the date on which Mr. Singer’s employment is terminated without “cause or by Mr. Singer for “good reason,” in accordance with the terms and conditions of the award agreement. Mr. Singer’s other 2009 stock option award is subject to the general terms and conditions of the Stock Plan and the award agreement, which is consistent with the award agreements for other Stock Plan participants and provides that, in the event of a termination without “cause,” the stock options will remain or become exercisable as if Mr. Singer had remained employed through any exercisability dates occurring the 90 days after Mr. Singer’s termination date.

Further, the payments described above are conditioned on Mr. Singer executing a release in our favor.

By Reason of Death or Disability. Mr. Singer’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Singer’s then-current annual bonus, based on the portion of the calendar year during which Mr. Singer was employed by us, payable within 30 days of Mr. Singer’s termination from employment; and

(3) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Singer is no longer disabled or reaches age 65, whichever occurs first.

In addition, in accordance with the terms of the Stock Plan and implementing award agreements, Mr. Singer’s outstanding options will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Singer’s employment is terminated by us for “cause” as defined in his employment agreement, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options will be forfeited and all of Mr. Singer’s options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Singer had termination of his employment occurred under any of the circumstances described above as of December 31, 2009:

Benefits and Payments Upon Termination	Retirement/ Voluntary Termination ($)	Death or Disability ($)	Involuntary Without Cause Termination ($)	Voluntary for Good Reason ($)	Involuntary Without Cause or Voluntary for Good Reason Following a Change in Control ($)	Involuntary for Cause ($)
Compensation:
Base Salary	—	—	1,479,535	—	1,479,535	—
Bonus	—	965,000	965,000	—	965,000	—

Equity:
Stock Options	—	15,680,604	9,444,315	6,827,214	15,680,604	—

Other:
Relocation Reimbursement to Company	(1,750,000)	—	—	—	—	(1,750,000)

John S. Hendricks

If Mr. Hendricks’ employment is terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the Equity Stake Transition Agreement and Discovery’s Pioneer severance plan), he would be entitled to the following payments:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) in the case of termination without cause, accelerated vesting of all of his outstanding stock options;

(4) severance pay derived by calculating four weeks of Mr. Hendricks’ base salary as of the termination date for each year of service, capped at 24 months of severance pay; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hendricks (and, if he is enrolled for family coverage at the time of termination, his family) for six months.

The prorated bonus, severance pay and COBRA premiums are conditioned on Mr. Hendricks executing a release in our favor.

By Reason of Death or Disability. Under the Equity Stake Transition Agreement and our compensation programs, Mr. Hendricks would be entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments; and

(3) accelerated vesting of all of his outstanding stock options;

In addition, in accordance with the terms of the DAP, Stock Plan and implementing award agreements, Mr. Hendricks’ outstanding DAP awards will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Hendricks’ employment is terminated by us for “cause” as defined in the Equity Stake Transition Agreement, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options and DAP units will be forfeited and all of Mr. Hendricks’ options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Hendricks had termination of his employment occurred under any of the circumstances described below as of December 31, 2009:

Benefits and Payments Upon Termination	Retirement/ Voluntary Termination ($)	Death or Disability ($)	Involuntary Without Cause Termination ($)	Involuntary Without Cause Following a Change in Control ($)	Involuntary for Cause ($)
Compensation:
Base Salary	—	—	2,000,000	2,000,000	—
Bonus	—	—	600,000	600,000	—

Equity:
DAP	—	6,004,618	—	6,004,618	—
Stock Options	—	94,322,222	94,322,222	94,322,222	—

Benefits:
COBRA premiums	—	—	9,906	9,906	—

Mark Hollinger

Mr. Hollinger is not employed pursuant to an employment agreement with the Company. If Mr. Hollinger’s employment is terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the DAP, Stock Plan and U.S. severance plan), he would be entitled to the following payments under Discovery’s compensation plans:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) severance pay derived by calculating four weeks of Mr. Hollinger’s base salary as of the termination date for each year of service, capped at 39 weeks of severance pay; and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hollinger (and, if he is enrolled for family coverage at the time of termination, his family) for the severance period (in Mr. Hollinger’s case, 39 weeks).

As a condition of receiving the severance benefits described above, Mr. Hollinger would be required to sign a general release in our favor.

By Reason of Death or Disability. Under our compensation programs, Mr. Hollinger would be entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans; and

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments.

In addition, in accordance with the terms of the DAP, Stock Plan and implementing award agreements, Mr. Hollinger’s outstanding DAP awards, CS-SARs and options will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Hollinger’s employment is terminated by us for “cause” as defined in the ICP, DAP and Stock Plan, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested CS-SARs, stock options and DAP units will be forfeited and all of Mr. Hollinger’s options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Hollinger had termination of his employment occurred under any of the circumstances described below as of December 31, 2009:

Benefits and Payments Upon Termination	Retirement/ Voluntary Termination ($)	Death or Disability ($)	Involuntary Without Cause Termination ($)	Voluntary for Good Reason Following a Change in Control ($)	Involuntary Without Cause Following a Change in Control ($)	Involuntary for Cause ($)
Compensation:
Base Salary	—	—	750,000	—	750,000	—
Bonus	—	1,100,000	1,100,000	—	1,100,000	—

Equity:
DAP Awards	—	2,652,923	—	—	2,652,923	—
CS-SARS	—	5,611,561	5,611,561	5,611,561	5,611,561	—
Stock Options	—	10,555,119	2,638,780	10,555,119	10,555,119	—

Benefits:
COBRA premiums	—	—	14,093	—	14,093	—

Bruce L. Campbell

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “cause” or by Mr. Campbell for “good reason,” including a successor’s failure to assume his employment agreement following a “change of control” (in each case, as defined in his employment agreement), Mr. Campbell’s employment agreement entitles him to receive payments for the following:

(1) an amount, payable in a lump sum, equal to his annual base salary and his target level annual bonus (which is 75% of his then-base salary) for the balance of the then-applicable term of employment, which in no event shall be less than one year;

(2) payment, in a lump sum, for all of his vested and not yet paid DAP awards; and

(3) payment, within 60 days of the end of the then-applicable employment term, for any unvested DAP awards, based on what those awards would have been worth had they vested according to their terms and been valued using the last day of the then-applicable employment term as of the relevant termination date.

His original employment term ends March 18, 2011 and each extension term would last one year.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “cause”, if we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “cause” or by Mr. Campbell other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary, accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Mr. Campbell forfeits all rights under his DAP awards (regardless of whether all or any portion of the award is then vested or unvested).

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits programs, which generally would include accrued and unpaid salary, accrued and unpaid annual bonus to the extent Mr. Campbell had worked 180 days during the calendar year (the required amount of time during the calendar ear to qualify for proration under the ICP), any accrued and unused vacation and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option to not extend Mr. Campbell’s employment beyond the then-current term, Mr. Campbell’s employment agreement entitles him to receive payments for the following:

(1) an amount, payable in a lump sum, equal to one full year of his then-annual base salary and his then-target level annual bonus (which is 75% of his then-base salary); and

(2) payment, in a lump sum, for all of his vested but unpaid DAP awards.

The following table summarizes the potential benefits that would be paid to Mr. Campbell had termination of his employment occurred under any of the circumstances described above as of December 31, 2009:

Benefits and Payments Upon Termination	Retirement/ Voluntary Termination ($)	Death or Disability ($)	Involuntary Without Cause Termination ($)	Voluntary for Good Reason ($)	Involuntary Without Cause or Voluntary for Good Reason Following a Change in Control ($)	Involuntary for Cause ($)
Compensation:
Base Salary	—	—	1,089,117	1,089,117	1,089,117	—
Bonus	—	675,000	1,491,838	1,491,838	1,491,838	—

Equity:
DAP	—	10,410,192	10,410,192	10,410,192	10,410,192	—
Stock Options	—	4,017,947	1,004,487	—	4,017,947	—

Defined Terms

The DAP, the Stock Plan and the employment agreements with the NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

Discovery Appreciation Plan (DAP). Under the terms of the DAP, “cause” means the commission of any of the following acts: (i) disorderly conduct; (ii) reporting to work under the influence of alcohol or illegal drugs, or abuse of alcohol or use of illegal drugs on our premises or while on our business, or use outside of our premises which impairs the employee’s ability to perform his or her work; (iii) committing or attempting to commit deliberate damage to our property, misuse of our property, advocating or taking part in seizure or theft of, or trespassing on, our property; (iv) failing to observe established safety rules or participating in activities which would endanger the safety of others or damage our property or inventory; (v) dishonesty or any act reflecting negatively on our good reputation; (vi) obtaining employment on the basis of false or misleading information; (vii) falsifying time sheets, attendance, or other of our records; (viii) being absent from work without proper authority; or (ix) consistent with our general policies and practices, such other acts as we may determined in our sole discretion.

Under the terms of the DAP, “change in control” means (i) the merger, consolidation or reorganization of DCL with any other company (or the issuance by DCL of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of DCL outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least fifty percent of the combined voting power of the voting securities of DCL or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that DHC or Advance/ Newhouse Communications (and their respective affiliates) shall hold, in the aggregate, at least fifty percent of the voting power of the voting securities of Discovery Communications Holding, LLC; (ii) the approval by the stockholders of DCL of a plan of complete liquidation of DCL or an agreement for the sale or disposition by DCL of all or substantially all of DCL’s assets, other than any such sale or disposition to an entity at least fifty percent of the combined voting power of the voting securities of which is owned immediately after the sale or disposition by DHC or Advance/Newhouse Communications (and their respective affiliates); or (iii) any sale, transfer or issuance of voting securities of DCL (including any series of related transactions) as a result of which DHC or Advance/Newhouse Communications (and their respective affiliates) shall cease to hold, in the aggregate, directly or indirectly, at least fifty percent of the voting power of the voting securities of DCL.

Stock Plan. Mr. Singer’s stock option award was made under the Stock Plan and an implementing award agreement. Under Mr. Singer’s award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any exempt person (as defined in the Stock Plan)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

Severance Plan. Under the Company’s Pioneer severance plan (which applies to employees hired on or before December 31, 1986, including Mr. Hendricks) and general U.S. severance plan (which applies to Mr. Hollinger), “cause” means unsatisfactory job performance or behavior, lack of necessary job skills, acts of dishonesty or violation of Company policy, each determined in the Company’s sole determination.

Incentive Compensation Plan. Under the ICP, “cause” means any willful or intentional act of misconduct, including, but not limited to, fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of an employee’s employment, intentional damage to or misuse of Company assets, unauthorized disclosure of confidential information of the Company, or violation of the Code.

Zaslav Employment Agreement. Under the terms of David Zaslav’s employment agreement, “cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; or (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude.

Under the terms of Mr. Zaslav’s employment agreement, “good reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than forty (40) miles away from his primary office location immediately prior to such relocation and is further away from his residence, provided that a relocation to midtown Manhattan, New York shall not constitute good reason; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s employment agreement, “change in control” means (A) the merger, consolidation or reorganization of Discovery with any other Company (or our issuance of our voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other Company) other than such a merger, consolidation or reorganization which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of our voting securities or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that DHC, Cox Communications, Inc. or Advance/Newhouse Communications (and their respective affiliates) shall hold, in the aggregate, at least 50% of the voting power of our voting securities; (B) the consummation by us of a plan of complete liquidation or an agreement for our sale, or disposition of all or substantially all of our assets, other than any such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which is owned immediately after the sale or disposition by DHC, Cox Communications, Inc. or Advance/ Newhouse Communications (and their respective affiliates); or (C) any sale, transfer or issuance of our voting securities (including any series of related transactions) as a result of which DHC, Cox Communications, Inc. or Advance/Newhouse Communications (and their respective affiliates) shall cease to hold, in the aggregate, directly or indirectly, at least 50% of the voting power of our voting securities.

Singer Employment Agreement. Under the terms of Mr. Singer’s employment agreement, “cause” means: (a) the willful and continued failure by Mr. Singer to substantially perform his duties under the employment agreement (other than any such failure resulting from the Mr. Singer’s death or incapacity due to mental or physical disability, as determined by the Company in good faith); (b) Mr. Singer’s willful failure to follow the lawful written direction of the Chief Executive Officer or the Board; (c) the indictment of Mr. Singer for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty for which there may be imposed a sentence of incarceration of a year or more; (d) Mr. Singer willfully engaging in misconduct with regard to us or in the performance of his duties for us (including theft, fraud, embezzlement, or securities law violations); (e) Mr. Singer willfully engaging in misconduct (other than with regard to the Company or in the performance of his duties for the Company) that has a material negative impact on the Company, economically or as to its reputation. For purposes of this definition, no act, or failure to act, on the part of Mr. Singer shall be considered “willful,” unless done, or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. The definition of “cause” under Mr. Singer’s employment agreement includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Singer’s employment agreement, “good reason” means (a) a material reduction in Mr. Singer’s title, duties or responsibilities; or change in his reporting relationship; (b) our relocation to a location outside the Washington, DC metropolitan area; or (c) a material breach by us of the agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Hendricks Equity Stake Transition Agreement. Under the terms of John Hendricks’ Equity Stake Transition Agreement, “cause” means (i) willful malfeasance in connection with his services to Discovery, including embezzlement, or misappropriation of funds, property or corporate opportunity; (ii) committing any act or becoming involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of Discovery (both (i) and (ii) require notice and an opportunity to cure); or (iii) conviction of, or plea of guilty or nolo contendere to, or failure to defend against the prosecution for, a felony or a crime involving moral turpitude.

Under the terms of Mr. Hendricks’ Equity Stake Transition Agreement, “retirement” means Mr. Hendricks’ voluntary termination of employment after attainment of age 65.

Campbell Employment Agreement. Under the terms of Bruce Campbell’s employment agreement, “termination for cause” occurs in the event that Mr. Campbell (a) is convicted of any felony, any lesser crime of sufficient import that materially discredits or materially and adversely affects our reputation or ability to conduct its business in the normal course, or any substantial offense involving our property or any of our subsidiaries or affiliates (e.g., theft, conversion, destruction of property, tampering with our computer system), (b) engages in willful misconduct or neglect in connection with the performance of Mr. Campbell’s duties that has a materially adverse effect on us, or (c) engages in other conduct that constitutes a breach of his employment agreement.

Under the terms of Mr. Campbell’s employment agreement, “good reason” means (a) his demotion or a material reduction in his duties, responsibilities or authority; (b) a material change in the location of the Discovery office where Mr. Campbell works (e.g., not relocation to another location in New York, New York); (c) a material breach of Mr. Campbell’s employment agreement by us; (d) a “change of control” of us where the successor does not assume Mr. Campbell’s employment agreement; (e) a reduction in base salary or target bonus opportunity; (f) a change in the DAP which reduces Mr. Campbell’s potential benefits thereunder; and (g) a change in the position to whom Mr. Campbell reports.

Under the terms of Mr. Campbell’s employment agreement, a “change in control” shall be deemed to occur upon (i) the dissolution, liquidation or sale of all or substantially all of our assets; (ii) a merger or consolidation in which we are not the sole surviving corporation; (iii) a reverse merger in which we are the surviving corporation but the shares of our common stock immediately preceding the merger are converted by virtue of the merger into other property; (iv) the consummation of a transaction or series of transactions (other than an offering of stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (v) the sale or other disposition of all or substantially all of our assets.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Semler Brossy, assisted the Compensation Committee in its risk assessment of our executive compensation programs in early 2010 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Semler Brossy did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2009, and expect to continue to be a party during 2010, to certain business transactions with institutions affiliated with members of our Board of Directors. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

Michael J. Donohue, the brother-in-law of John Hendricks, has been employed by Discovery since 1983, shortly after the founding of the Company by Mr. Hendricks in 1982. Mr. Hendricks is the Chairman of the Board and a director of Discovery. Mr. Donohue currently serves as Director of Credit and Collections in Discovery’s finance department. In connection with the reorganization of the finance division in 2009, we entered into an agreement with Mr. Donohue regarding the benefits to which he would be entitled upon the termination of his employment with us. For 2009, Mr. Donohue received cash compensation of approximately $227,084 (which includes base salary, incentive compensation under the ICP, payments under the DAP and amounts earned upon exercise of CS-SARs). Mr. Donohue participates in Discovery’s employee benefit programs on the same basis as other employees at his level in the Company.

Mr. Hendricks is involved in a leadership role with numerous nonprofit organizations, many of which have missions that are aligned with Discovery’s business philosophy. Mr. Hendricks and the John and Maureen Hendricks Charitable Foundation provide significant funding to these organizations and Discovery also has made charitable contributions or payments to these organizations. In 2009, Discovery contributed or paid the following amounts to organizations in which Mr. Hendricks serves as a director or in another leadership role as indicated:

•	Discovery Channel Global Education Partnership (“DCGEP”) (Director and Chairman). Discovery’s cash and in-kind contributions totaled $1.6 million in 2009. The DCGEP is a nonprofit organization that provides educational media and television services to schools in third-world countries with an emphasis in Africa. Discovery is a founding member and other companies and individuals also make contributions to the DCGEP.

•

Lowell Observatory (Member of non-governing Advisory Council). Lowell Observatory is a nonprofit astronomical research organization. Discovery is the named sponsor of the next-generation Lowell telescope, which is known as The Discovery Channel Telescope. Discovery provided a 10-year grant of $10 million, $1 million of which was paid in 2009 and $1 million of which remains outstanding. Discovery has naming rights to the telescope and is a media partner for the telescope, its discoveries and related public educational outreach activities.

•

American Film Institute (“AFI”) (Member of Board of Governors). Discovery and AFI collaborate on the annual SilverDocs Film Festival, a documentary festival, which AFI and Discovery jointly created. As part of the partnership effort to fund and operate the annual SilverDocs Film Festival, Discovery makes annual cash payments. Cash and in-kind contributions totaled $274,907 in 2009.

Discovery has entered into an agreement with Hendricks Investment Holdings LLC (“HIH”) in connection with Experius Academy, a learning program for vacationing adults. Experius Academy will be hosted at Gateway Canyons Resort, a retreat in western Colorado owned by the Hendricks family through HIH. Under the terms of the agreement, we have agreed to allow HIH to purchase audio-visual content from us for use in courses and lecture series offered by Experius Academy and to sell Discovery DVDs with course-related content to course participants. This content would be provided by Discovery at rates customarily charged by us for similar business activities. In 2009, there were no purchases by Experius Academy.

Discovery will, on occasion, be using Gateway Canyons Resort for business retreats and corporate events. For these services Gateway Canyons Resort will charge us standard rates in keeping with their normal business practices. In 2009 we paid Gateway Canyons Resort approximately $23,300 for the use of their facilities.

We have also entered into a co-production agreement with Experius Academy for the production of a 60-episode broadcast series titled “CURIOSITY: The Questions of Our Life”. The series will be broadcast on Discovery’s channels beginning in 2011. There were no production costs in connection with this series in 2009.

Steve Sidel, the son-in-law of Mr. Robert J. Miron and the brother-in-law of Mr. Steven Miron (who are directors of Discovery), has been employed by Discovery for approximately 12 years and is currently employed as the Managing Director of our Antenna Audio business. For 2009, Mr. Sidel received cash compensation of approximately $1,660,638 (which includes base salary, incentive compensation under the ICP, payments under the DAP and amounts earned upon exercise of CS-SARs). Mr. Sidel participates in Discovery’s employee benefit programs on the same basis as other employees at his level in the Company.

Discovery has, together with others, formed Sharecare Inc., the principal business of which is the creation and operation of a healthcare information website named Sharecare. One of the partners in this venture is HSW International, Inc. (“HSWi”), a corporation in which we are a 40% equity holder. Bruce Campbell, our President, Digital Media and Corporate Development, has been a director of HSWi since 2007. In light of the potential for conflicts of interest with regard to the Sharecare partnership, Mr. Campbell declined to stand for re-election to the Sharecare board in 2009, and while on that board, recused himself from all deliberations regarding HSWi’s participation in Sharecare. Discovery invested $1 million in Sharecare and currently holds an approximately 19% interest, on a fully-diluted basis.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which applies to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest issue involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2009, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue options, restricted stock, restricted stock units, stock appreciation rights, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(1)
Series A common stock	16,656,409	(2)	$16.43	(3)	25,262,445	(4)(5)
Series B common stock	—		—		—
Series C common stock	—		—		—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(1)
Series A common stock	150,370	(6)	$16.94	(7)	4,791,060	(4)
Series B common stock	—		—		—
Series C common stock	40,570		$16.14		—
Discovery Holding Company Transitional Stock Adjustment Plan (As Assumed by Discovery Communications, Inc.):(1)
Series A common stock	188,109	(8)	$12.15		—
Series B common stock	—		—		—
Series C common stock	166,718	(9)	$11.64		—
Equity compensation plans not approved by security holders:	—		—		—

Total	17,202,176		$16.31		30,053,505

(1)	We assumed this equity compensation plan in connection with the Transaction. Because the Transaction provided for the exchange of securities between us and DHC, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(2)	Includes 43,773 restricted stock units.

(3)	The determination of the weighted average exercise price of outstanding options, warrants and rights excludes 43,773 restricted stock units.

(4)	Each plan permits the issuance of options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(5)	Includes 3,118,852 securities reserved for outstanding stock appreciation rights that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until such time as the stock appreciation rights are settled through a cash payment, or otherwise forfeited or cancelled.

(6)	Includes 18,000 restricted stock units.

(7)	The determination of the weighted average exercise price of outstanding options, warrants and rights excludes 18,000 restricted stock units.

(8)	Includes 70,840 shares of common stock related to stock appreciation rights that will be settled though the issuance of Series A common stock. The number of shares of common stock issued to settle an exercised stock appreciate right is determined at the time of exercise based on the amount by which the stock price at the time of exercise exceeds the grant price divided by the stock price at the time of exercise. The amount of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2009, which was $30.67.

(9)	Includes 49,427 shares of common stock related to stock appreciation rights that will be settled though the issuance of Series C common stock. The number of shares of common stock issued to settle an exercised stock appreciate right is determined at the time of exercise based on the amount by which the stock price at the time of exercise exceeds the grant price divided by the stock price at the time of exercise. The amount of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 31, 2009, which was $26.52.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of its common stock and preferred stock.

The percentage ownership is based upon 135,236,000 shares of Discovery Series A common stock, 6,589,084 shares of Discovery Series B common stock, 141,711,350 shares of Discovery Series C common stock outstanding as of March 2, 2010 and 71,107,312 shares of both Series A preferred stock and Series C preferred stock outstanding on March 2, 2010.

As the holder of Discovery Series A preferred stock, Advance/Newhouse will be entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to all matters other than the election of common stock directors, the voting percentages represented by the shares included in the table (other than those beneficially owned by Advance/Newhouse) would be significantly lower because Advance/Newhouse, the holder of the Discovery preferred stock, votes with our stock on all other matters. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Advance/Newhouse	Series A common stock	71,107,312	(1)(2)	34.7	26.2
Programming Partnership 5000 Campuswood Drive E. Syracuse, NY 13057	Series C common stock	71,107,312	(1)(2)	33.6
	Series A preferred stock	71,107,312	(2)	100	100
	Series C preferred stock	71,107,312	(2)	100

Harris Associates L.P.	Series C common stock	15,865,910	(3)	11.7
Two North LaSalle Street Suite 500 Chicago, IL 60602

T. Rowe Price Associates, Inc.	Series A common stock	9,383,858	(4)	6.9	4.7
100 E. Pratt Street Baltimore, MD 21202	Series C common stock	18,693,127	(4)	13.9

FMR LLC	Series A common stock	15,291,372	(5)	11.3	7.6
82 Devonshire Street Boston, Massachusetts 02109

(1)	Represents shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A preferred stock and Series C preferred stock that are currently outstanding.

(2)

Includes 538,701 shares of Series A preferred stock and 581,784 shares of Series C preferred stock that have been deposited into escrow. Advance/Newhouse Programming Partnership (“ANPP”) has the right to vote the shares held in escrow. ANPP is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation. Advance Publications, Inc. (“API”) holds an indirect interest in ANPP and Newhouse Family Holdings, L.P. (“NFH”) holds 100% of API’s common shares. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust (“Advance Long-Term Trust”) is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are S.I. Newhouse, Jr. and Donald E. Newhouse, each of whom disclaim beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible. As trustees, S.I. Newhouse, Jr. and Donald E. Newhouse must act jointly and cannot independently control the trust.

(3)	The number of shares is based upon Amendment No. 2 to Schedule 13G filed February 11, 2010, filed by Harris Associates L.P., an investment adviser, and its general partner, Harris Associates Inc., with respect to our Series C common stock. Harris Associates is deemed to be the beneficial owner of 15,865,910 shares of our Series C common stock as a result of acting as investment adviser.

(4)	The number of shares is based upon Amendment No. 1 to each of the two Schedules 13G filed February 12, 2010, filed by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	The number of shares is based upon the Schedule 13G filed February 16, 2010, filed by FMR LLC on behalf of its wholly owned subsidiary Fidelity Management & Research Company (“Fidelity”), an investment adviser, with respect to our Series A common stock. Fidelity is deemed to be the beneficial owner of 15,291,372 shares of our Series A common stock as a result of acting as investment adviser.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our executive officers and directors and all of such persons as a group of shares of Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock.

The percentage ownership is based upon 135,236,000 shares of Series A common stock, 6,589,084 shares of Series B common stock and 141,711,350 shares of Series C common stock outstanding as of March 2, 2010.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after March 1, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Discovery Series B common stock, though convertible on a one-for-one basis into shares of Discovery Series A common stock, is reported as beneficial ownership of Discovery Series B common stock only, and not as beneficial ownership of Discovery Series A common stock, but the voting power of the Discovery Series A and Series B common stock have been aggregated.

The voting percentages in the table represent the power of the holders to vote on the election of directors. The holders of Discovery’s Series A preferred stock are entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would be significantly lower, because the holders of Discovery preferred stock do not vote in the election of common stock directors. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is One Discovery Place, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John S. Hendricks	Series A	2,427,072	(1)(2)	1.8
Founder and Chairman of the Board	Series B	—		—	—
	Series C	—		—

David M. Zaslav	Series A	—		—
Chief Executive Officer, President and Director	Series B	—		—	—
	Series C	—		—

Bradley E. Singer	Series A	307,092	(2)	*
Senior Executive Vice President, Chief Financial Officer	Series B	—		—	*
	Series C	20,000		*

Mark G. Hollinger	Series A	269,549	(2)	*
Senior Executive Vice President and Chief Operating Officer	Series B	—		—	*
	Series C	20		*

Bruce L. Campbell	Series A	87,366	(2)	*
President, Digital Media and Corporate Development	Series B	—		—	*
	Series C	—		—

John C. Malone	Series A	1,762,705	(2)(3)(4)(5)	1.3
Director	Series B	6,093,490	(3)	92.5	31.1
	Series C	5,458,389	(3)(4)(5)	4.0

Robert R. Bennett	Series A	189,726	(2)(6)	*
Director	Series B	20	(6)	*	*
	Series C	179,846	(2)(6)	*

Paul A. Gould	Series A	171,870	(2)	*
Director	Series B	87,317		*	*
	Series C	232,287	(2)	*

Robert J. Miron	Series A	7,047	(2)	*
Director	Series B	56		*	*
	Series C	203		*

M. LaVoy Robison	Series A	21,209	(2)	*
Director	Series B	—		—	*
	Series C	14,309	(2)	*

J. David Wargo	Series A	22,008	(2)	*
Director	Series B	—		—	*
	Series C	15,108	(2)	*

Robert R. Beck	Series A	27,591	(2)	*
Director	Series B	11,258		*	*
	Series C	31,949		*

Lawrence S. Kramer	Series A	6,900	(2)	*
Director	Series B	—		—	*
	Series C	—		—

Steven A. Miron	Series A	6,900	(2)	*
Director	Series B	—		—	*
	Series C	—		—

All directors and executive	Series A	5,386,751	(2)	3.9
officers as a Group	Series B	6,192,141		93.9	33.1
(17 persons)	Series C	5,952,111	(2)	4.2

*	Less than one percent

(1)	Includes 1,000,000 shares of Series A common stock which have been pledged in support of one or more lines of credit or margin accounts.

(2)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days after March 1, 2010, in the amounts below:

	Series A	Series C
John S. Hendricks	1,427,072	—
Bradley E. Singer.	287,092	—
Mark G. Hollinger	249,529	—
Bruce L. Campbell	87,366	—
John C. Malone	4,900	—
Robert R. Bennett	122,132	117,232
Paul A. Gould	19,435	14,535
Robert J. Miron	4,900	—
M. LaVoy Robison	18,909	14,009
J. David Wargo	16,926	12,026
Robert R. Beck	4,900	—
Lawrence S. Kramer	4,900	—
Steven A. Miron	4,900	—

Total	2,252,961	157,802

(3)	Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 438,808 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone has disclaimed beneficial ownership.

(4)	Includes 1,186,039 shares of Series A common stock and 553,339 shares of Series C common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(5)	Includes 306,313 shares of Series A common stock and 4,466,226 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.

(6)	Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 54,933 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K for the year ended December 31, 2009 with the SEC on February 22, 2010. The Annual Report on Form 10-K, including all exhibits, can also be found on our website: www.discoverycommunications.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by telephone at (240) 662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2010 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by the close of business on December 1, 2010. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2011 Annual Meeting of Stockholders is held from April 5, 2011 to July 4, 2011 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 4, 2011 and no later than March 6, 2011. If a stockholder fails to provide timely notice of a proposal to be presented at the 2011 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this Proxy Statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Joseph A. LaSala, Jr.

Senior Executive Vice President, General Counsel and Corporate Secretary

March 24, 2010

DISCOVERY COMMUNICATIONS, INC.

ONE DISCOVERY PLACE

SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY COMMUNICATIONS, INC.		For All	Withhold All	For All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

Vote On Directors		☐	☐	☐

1.	ELECTION OF DIRECTORS

Nominees:

01) Lawrence S. Kramer
02) Robert J. Miron
03) Steven A. Miron

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2010

The stockholder(s) hereby appoint(s) Joseph A. LaSala, Jr. and Bradley E. Singer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Preferred Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, Eastern Time on May 5, 2010, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY COMMUNICATIONS, INC.

ONE DISCOVERY PLACE

SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY COMMUNICATIONS, INC.		For All	Withhold All	For All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

Vote On Directors		☐	☐	☐

1.	ELECTION OF DIRECTORS

Nominees:

01) Paul A. Gould
02) John S. Hendricks
03) M. LaVoy Robison

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2010

The stockholder(s) hereby appoint(s) Joseph A. LaSala, Jr. and Bradley E. Singer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, Eastern Time on May 5, 2010, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE